UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Republic Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF REPUBLIC BANCORP, INC.
April 14, 2005

To our shareholders:

You are cordially invited to attend this year’s Annual Meeting of shareholders of Republic Bancorp, Inc.  The following are details for the meeting:

Date:      April 14, 2005

Time:      10:00 a.m., EDT

Place:    Claudia Sanders Dinner House

3202 Shelbyville Road

Shelbyville, Kentucky 40065

Items on the agenda:

1.     To elect nine directors;

2.     To approve the Deferred Compensation Plan;

3.     To approve the 2005 Stock Incentive Plan;

4.     To consider a shareholder proposal regarding short term consumer lending programs;

5.     To transact such other business as may properly come before the meeting.

Record date: The close of business on February 11, 2005 is the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting.

Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy.  If for any reason you desire to revoke your proxy, you may do so at any time before the voting as described in the accompanying proxy statement.

IF YOU PLAN TO ATTEND:  Please note that space limitations make it necessary to limit attendance at the Annual Meeting of Shareholders.  Admission to the Annual Meeting will be on a first-come, first-served basis.  Stockholders holding stock in brokerage accounts (“street name holders”) may be asked to produce a copy of a brokerage statement reflecting stock ownership as of the record date.  Cameras, recording devices or other like forms of electronic devices will not be permitted at the Annual Meeting.

Very truly yours,

/s/ Steven E. Trager
Steven E. Trager
President and Chief Executive Officer

Approximate date of mailing proxy statement to shareholders: March 23, 2005

REPUBLIC BANCORP, INC.

601 West Market Street

Louisville, Kentucky 40202

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Bancorp, Inc.  The proxies will be voted at the Annual Meeting of shareholders of Republic Bancorp, Inc. on April 14, 2005, and at any adjournments of the meeting.

This proxy statement and the enclosed proxy are first being sent to shareholders on or about March 23, 2005.  As used in this proxy statement, the terms “we,” “our,” “us,” “Republic” and the “Company” refer to Republic Bancorp, Inc., a Kentucky corporation.

VOTING

Record date.  You are entitled to notice of and to vote at the Annual Meeting, if you held of record, shares of our Class A Common Stock or Class B Common Stock at the close of business on February 11, 2005.  On that date, 16,098,720 shares of Class A Common Stock and 2,047,105 shares of Class B Common Stock were issued and outstanding for purposes of the Annual Meeting. (16,903,656 shares of Class A Common Stock and 2,149,460 shares of Class B Common Stock as adjusted for the stock dividend declared on January 19, 2005, effective March 25, 2005.)

Voting rights.  Each share of Class A Common Stock is entitled to one (1) vote and each share of Class B Common Stock is entitled to ten (10) votes.  Based on the number of shares outstanding as of the record date, the shares of Class A Common Stock are entitled to an aggregate of 16,903,656 votes, and the shares of Class B Common Stock are entitled to an aggregate of 21,494,600 votes at the Annual Meeting.

Voting by proxy.  If a proxy on the accompanying form is properly executed, returned to Republic and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth on the proxy.  If no instructions are given, the shares represented will be voted for the director nominees named in this proxy statement and on other matters in accordance with the recommendations of the Board of Directors. The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the enclosed proxy, or their substitutes, will have discretionary authority to vote on any other business which may properly come before the Annual Meeting and any adjournment thereof and will vote the proxies in accordance with recommendations of the Board of Directors.

You may attend the Annual Meeting even though you have executed a proxy.  You may revoke your proxy at any time before it is voted by delivering written notice of revocation to the Secretary of Republic, or by delivering a later dated proxy, or by voting in person at the Annual Meeting.

Quorum and voting requirements and counting votes.  The presence in person or by proxy of the holders of a majority in voting power of the combined voting power of the Class A Common

Stock and the Class B Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as being present or represented at the Annual Meeting for the purpose of establishing a quorum.  A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

The affirmative vote of a plurality of the votes duly cast is required for the approval of proposals submitted to shareholders at the Annual Meeting.  Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

SHARE OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Republic as of February 11, 2005, based on information available to the Board of Directors. Except as otherwise noted, all prior period share and per share data in this proxy statement have been restated to reflect the five percent (5%) stock dividend that was declared in the first quarter of 2004 and the five percent (5%) stock dividend that was declared in January 2005 effective March 25, 2005.  The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis.  In the following table, information in the column headed “Class A Common Stock” does not reflect the shares of Class A Common Stock issuable upon conversion of Class B Common Stock.  Information is included for:

(1)           persons who own more than 5% of the Class A Common Stock or Class B Common Stock outstanding;

(2)           directors placed in nomination;

(3)           the CEO and the other five executive officers of Republic who earned the highest total salary and bonus during 2004 (the “Named Executive Officers”); and

(4)           all executive officers and directors of Republic as a group.

Except as otherwise noted, Republic believes that each person named below has the sole power to vote and dispose of all shares shown as owned by such person.  Please note that the table provides information about the number of shares beneficially owned, as opposed to the voting power of those shares.

Executive officers, directors and director nominees as a group (collectively 11 persons) hold 69% of the combined voting power of the Class A and Class B Common Stock which represents 54% of the total number of shares of Class A and Class B Common Stock outstanding as of February 11, 2005 as detailed below:

	Class A Common Stock			Class B Common Stock			Class A and Class B Common Stock Combined
Name	Shares		Percent	Shares		Percent	Shares	Percent

Five Percent Shareholders:

Bernard M. Trager 601 West Market Street Louisville, Kentucky 40202	7,931,309	(1)	46.9%	1,733,374	(2)	80.6%	9,664,683	50.7%

Steven E. Trager 601 West Market Street Louisville, Kentucky 40202	7,587,973	(3)	44.9	1,011,270	(4)	47.1	8,599,243	45.1

A. Scott Trager 601 West Market Street Louisville, Kentucky 40202	7,366,550	(5)	43.6	1,026,287	(6)	47.8	8,392,837	44.1

Sheldon Gilman, Trustee for the grandchildren of Bernard M. Trager 400 West Market Street Suite 2200 Louisville, Kentucky 40202	7,235,745	(7)	42.8	994,733	(8)	46.3	8,230,478	43.2

Teebank Family Limited Partnership 7413 Cedar Bluff Court Prospect, Kentucky 40059	6,508,731	(9)	38.5	842,292	(9)	39.2	7,351,023	38.6

Jaytee Properties Limited Partnership 7413 Cedar Bluff Court Prospect, Kentucky 40059	680,334	(9)	4.0	152,441	(9)	7.1	832,775	4.4

Directors, Nominees and Named Executive Officers:

Charles E. Anderson	63,381	(10)	*	0		*	63,381	*
Henry M. Altman, Jr.	2,152		*	0		*	2,152	*
Bill Petter	300,906	(11)	1.8	2,205	(12)	*	303,111	1.6
Sandra Metts Snowden	18,570		*	0		*	18,570	*
R. Wayne Stratton	15,324	(13)	*	1,873	(14)	*	17,197	*
Susan Stout Tamme	5,181		*	0		*	5,181	*
Bernard M. Trager	7,931,309	(1)	46.9	1,733,374	(2)	80.6	9,664,683	50.7
Steven E. Trager	7,587,973	(3)	44.9	1,011,270	(4)	47.1	8,599,243	45.1
A. Scott Trager	7,366,550	(5)	43.6	1,026,287	(6)	47.8	8,392,837	44.1
Kevin Sipes	17,301	(15)	*	220		*	17,521	*
David Vest	52,491	(16)	*	2,044	(17)	*	54,535	*

Directors, Nominees and All Executive Officers (11 persons)	8,567,347		50.7%	1,787,807		83.2%	10,355,154	54.3%

*Less than 1.0%

(1)           Includes 6,508,731 shares held of record by Teebank Family Limited Partnership (“Teebank”) and 680,334 shares held of record by Jaytee Properties Limited Partnership (“Jaytee”).  Bernard M. Trager and Steven E. Trager are co-general partners of Teebank and Jaytee.  Bernard M. Trager and Jean Trager, his wife, are limited partners of both Teebank and Jaytee.  Also includes 161,703 unallocated shares held of record by Republic’s Employee Stock Ownership Plan (“ESOP”), of which Bernard M. Trager is a member of the Administrative Committee.  Bernard M. Trager shares voting power over the shares held of record by the ESOP with Bill Petter and Steven E. Trager.  Also includes 138,933 shares held of record by the Trager Family Foundation, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code of which Bernard M. Trager is a director.  Bernard M. Trager shares voting and investment power over these shares with Jean Trager, Steven E. Trager, and Shelley Trager Kusman. Also includes 1,730 shares allocated to Bernard M. Trager under the ESOP and 7,158 shares held in a 401(k) plan.

(2)           Includes 842,292 shares held of record by Teebank and 152,441 shares held of record by Jaytee. Bernard M. Trager and Steven E. Trager are co-general partners of Teebank and Jaytee.  Bernard M. Trager and Jean Trager, his wife, are limited partners of both Teebank and Jaytee.  Also includes 129,492 shares owned by Jean Trager.  Also includes 1,102 shares held in a 401(k) plan.

(3)           Includes 6,508,731 shares held of record by Teebank and 680,334 shares held of record by Jaytee. Steven E. Trager and Bernard M. Trager are co-general partners of Teebank and Jaytee.  Trusts for the benefit of, among others, Steven E. Trager, his wife and his two minor children, are limited partners of both Teebank and Jaytee.  Includes 6,783 shares held by Steven E. Trager’s wife.   Also includes 161,703 unallocated shares held of record by the ESOP, of which Steven E. Trager is a member of the Administrative and Investment Committees.  As a member of the Administrative Committee, Steven E. Trager shares voting power over these shares with Bernard M. Trager and Bill Petter, and, as a member of the Investment Committee, Steven E. Trager shares investment power over these shares with Michael Ricketts and Bill Petter.  Includes 138,933 shares held of record by the Trager Family Foundation.  Steven E. Trager shares voting and investment power over these shares with Jean Trager, Bernard M. Trager, and Shelley Trager Kusman.  Also includes 1,932 shares allocated to Steven E. Trager under the ESOP and 6,870 shares held in a 401(k) plan.  Also includes 5,512 shares of Class A Common Stock subject to currently exercisable options.

(4)           Includes 842,292 shares held of record by Teebank and 152,441 shares held of record by Jaytee. Steven E. Trager and Bernard M. Trager are co-general partners of Teebank and Jaytee.  Trusts for the benefit of, among others, Steven E. Trager, his wife and his two minor children are limited partners of both Teebank and Jaytee.  Also includes 1,102 shares held in a 401(k) plan.

(5)           Includes 6,508,731 shares held of record by Teebank and 680,334 shares held of record by Jaytee. A. Scott Trager is a limited partner of both Teebank and Jaytee.  Includes 18,638 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary.  Also includes 1,932 shares allocated to A. Scott Trager under the ESOP and 25,433 shares held in a 401(k) plan.

(6)           Includes 842,292 shares held of record by Teebank and 152,441 shares held of record by Jaytee. A. Scott Trager is a limited partner of both Teebank and Jaytee.  Includes 3,726 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary.  Also includes 1,080 shares held in a 401(k) plan.

(7)           Includes 6,508,731 shares held of record by Teebank and 680,334 shares held of record by Jaytee. Sheldon Gilman is a limited partner of both Teebank and Jaytee, as trustee for the grandchildren of Bernard M. Trager.  Also includes 35,654 shares held by Sheldon Gilman’s wife.

(8)           Includes 842,292 shares held of record by Teebank and 152,441 shares held of record by Jaytee.  Sheldon Gilman is a limited partner of both Teebank and Jaytee, as trustee for the grandchildren of Bernard M. Trager.

(9)           Teebank and Jaytee are limited partnerships of which Bernard M. Trager and Steven E. Trager are both general and limited partners and A. Scott Trager and Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, are limited partners.  The following table provides information about the units of Teebank and Jaytee owned by directors and officers of Republic.  The number of units owned by the partners of Teebank and Jaytee are identical in each partnership.

Name	Number of Units		Percent of Units Outstanding

Bernard M. Trager	1,041,036	(a)	52.1%
Steven E. Trager	370,630	(b)	18.5
A. Scott Trager	5,281		*
Sheldon Gilman, as trustee	375,780		18.8

*less than 1.0%

a)             Includes 540,518 units held by Jean Trager.

b)            Includes 284,006 units held in a revocable trust and 86,624 shares held in an irrevocable trust for the benefit of, among others, Steven E. Trager, his wife and his two minor children.

(10)         Includes 13,781 shares held jointly with his wife, over which Charles E. Anderson shares investment and voting power.

(11)         Includes 161,703 unallocated shares held of record by the ESOP, of which Bill Petter is a member of the Administrative and Investment Committees.  As a member of the Administrative Committee, Bill Petter shares voting power over these shares with Bernard M. Trager and Steven E. Trager, and, as a member of the Investment Committee, Bill Petter shares investment power over these shares with Michael Ricketts and Steven E. Trager. Also includes 1,932 shares allocated to Bill Petter under the ESOP and 12,867 shares held in a 401(k) plan.

(12)         Includes 2,205 shares held in a 401(k) plan.

(13)         Includes 4,961 shares held jointly with his wife and 10,363 shares held by his wife. R. Wayne Stratton shares investment and voting power over these shares.

(14)         Includes 771 shares held jointly with his wife and 1,102 shares held by his wife.  R. Wayne Stratton shares investment and voting power over these shares.

(15)         Includes 1,553 shares allocated to Kevin Sipes under the ESOP.

(16)         Includes 771 shares held by David Vest’s minor child.  Also includes 1,932 shares allocated to David Vest under the ESOP and 8,901 shares held in a 401(k) plan.

(17)         Includes 154 shares held by David Vest’s minor child.  Also includes 1,890 shares held in a 401(k) plan.

PROPOSAL ONE: ELECTION OF DIRECTORS

Republic’s Board of Directors is comprised of one class of directors, elected annually.  Each director serves a term of one year or until his or her successor is duly elected or qualified.  Republic’s Bylaws provide for not less than five nor more than fifteen directors. The number of directors is currently set at nine.

In accordance with our Bylaws, the Board of Directors has fixed the number of directors to be elected at the Annual Meeting at nine.  The Board of Directors has nominated for election as directors Bernard M. Trager, Steven E. Trager, A. Scott Trager, Bill Petter, R. Wayne Stratton, Henry M. “Sonny” Altman, Jr., Sandra Metts Snowden, Charles E. “Andy” Anderson and Susan Stout Tamme.  Each of the nominees except Mr. Altman is a current member of the Board of Directors.  At December 31, 2004, Mr. Altman was a Director of Republic Bank & Trust Company.

Directors Bernard M. Trager, Steven E. Trager, A. Scott Trager and Bill Petter also serve as directors of Republic Bank & Trust Company and Republic Bank & Trust Company of Indiana (collectively, the “Bank”).  Independent director nominees R. Wayne Stratton, Henry “Sonny” M. Altman, Jr., Sandra Metts Snowden, Charles E. “Andy” Anderson and Susan Stout Tamme comprise a majority of the Board of Directors and qualify as independent directors as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards. While the Company is a “controlled company” as defined under the NASDAQ rules and thus is entitled to an exemption from the majority independence rule, the Company has not elected this exemption for its 2005 election of directors, but reserves the right to claim this exemption in the future.

Neither the Nominating Committee nor the Board of Directors has reason to believe that any nominee for director will not be available for election. However, if any of the nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Nominating Committee may recommend.

The following table details the indicated information for each nominee and incumbent director and for the other executive officers who are listed in the compensation tables which follow but who are not nominees or incumbent directors:

Name and Principal Occupation for Past Five Years	Age	Director Since
Director Nominees:
Bernard M. Trager, serves as Chairman of Republic. Prior to 1998, he also served as CEO of Republic and as Chairman of Republic Bank & Trust Company, Republic’s principal bank subsidiary.	76	1974
Steven E. Trager, began serving as President and CEO of Republic and Chairman and CEO of Republic Bank & Trust Company in 1998 and as Chairman and CEO of Republic Bank & Trust Company of Indiana in May 2001. From 1994 to 1997 he served as Vice Chairman and from 1994 to 1998 as Secretary of Republic.	44	1988
A. Scott Trager, has served as Vice Chairman of Republic since 1994 and has served as President of Republic Bank & Trust Company since 1984. He also began serving as President of Republic Bank & Trust Company of Indiana in May 2001.	52	1990
Bill Petter, began serving as Vice Chairman and COO of Republic during 1997. From 1995 to 1997 he served as Vice Chairman and CFO. He has served as EVP of Republic Bank & Trust Company since 1993 and served as CFO of Republic Bank & Trust Company from 1993 to 1997. He also began serving as EVP and COO of Republic Bank & Trust Company of Indiana in May 2001.	55	1995
R. Wayne Stratton, is a Certified Public Accountant and a member of the public accounting firm of Jones, Nale & Mattingly PLC.	57	1995
Henry “Sonny” M. Altman, Jr. is a Certified Public Accountant and owner of Altman Consulting, LLC. He has served as a director of Republic Bank & Trust Company since 2003.	68	N/A
Sandra Metts Snowden, is President of Metts Company Inc., d/b/a Realty World, Sandy Metts & Associates, a real estate sales, management, brokerage and development firm in Louisville, Kentucky.	59	1999
Charles E. “Andy” Anderson, is Chairman and part owner of Anderson Insurance & Financial Services, Inc. d/b/a The Anderson Group, Owensboro, Kentucky, which provides insurance and financial services.	67	1999
Susan Stout Tamme, is President & CEO of Baptist Hospital East and Vice President of Baptist Healthcare System, Inc. in Louisville, Kentucky.	54	2003

Non-Director Executive Officers:
Kevin Sipes, has served as EVP and Treasurer of Republic and Republic Bank & Trust Company since January 2002 and CFO of Republic and Republic Bank & Trust Company since October 2000 and Republic Bank & Trust Company of Indiana since May 2001. He began serving as Chief Accounting Officer and Controller of Republic in 2000. He joined Republic Bank & Trust Company in 1995 as an AVP of Finance.	33	N/A
David Vest, has served as EVP, Chief Lending and Deposit Officer of Republic Bank & Trust Company since 1994, and of Republic and Republic Bank & Trust Company of Indiana since January 2004. He has been an employee of the Company in various capacities since 1979.	45	N/A

None of the directors placed in nomination hold any directorships in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, other than Henry M. Altman, Jr. who is a director of Almost Family, Inc.

Republic’s directors were elected to a one year term at the most recent Annual Meeting of shareholders held on April 15, 2004.  The Company’s executive officers are selected by the Board of Directors and hold office at the discretion of the Board of Directors.

Bernard M. Trager, Steven E. Trager and A. Scott Trager are relatives.  Bernard M. Trager is the father of Steven E. Trager and Shelley Trager Kusman, and the uncle of A. Scott Trager; Steven E. Trager and A. Scott Trager are cousins.

 The Board of Directors and its Committees

Republic’s Board of Directors has three standing committees: the Audit Committee, the Nominating Committee and the Compensation Committee.

The Audit Committee, which is currently composed of Sandra Metts Snowden, R. Wayne Stratton, CPA and Susan Stout Tamme, held twelve meetings during 2004.  Each of the members of the Audit Committee is independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934). The Board of Directors has evaluated the credentials of and designated and appointed R. Wayne Stratton, CPA as Chairman of the Audit Committee and as the “audit committee financial expert” as required by Section 407 of the Sarbanes-Oxley Act of 2002.

Republic’s Board of Directors adopted a written charter for the Audit Committee, which sets out the functions and responsibilities of the Audit Committee.  As described in the charter, the Audit Committee, among other things, is directly responsible for the selection, oversight and compensation of the Company’s independent registered public accounting firm. It is also responsible for the oversight of the accounting and financial reporting processes of the Company, audits of the financial statements and pre-approval of any non-audit services of the independent registered public accounting firm. The Audit Committee is responsible for making recommendations to the Board of Directors with respect to the reviews and scope of audit arrangements; the independent registered public accounting firm’s suggestions for strengthening internal accounting controls; matters of concern to the Audit Committee, the independent registered public accounting firm, or management relating to Republic’s consolidated financial statements or other results of the annual audit; the review of internal accounting procedures and controls with Republic’s financial and accounting staff; the review of the activities and recommendations of Republic’s Internal Auditor and compliance auditors; and the review of the consolidated financial statements and other financial information published by Republic.  Auditors for the Company are required to report directly to the Audit

Committee. The Audit Committee is required to pre-approve all audit and permitted non-audit services provided by its independent registered public accounting firm.

The Compensation Committee held one meeting during 2004.  The Compensation Committee is currently composed of Sandra Metts Snowden, J. Michael Brown and Charles E. Anderson.  Each of the members of the Compensation Committee is independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Compensation Committee makes recommendations to the Board of Directors as to the amount and form of executive officer compensation. The Compensation Committee administered Republic Bancorp, Inc.’s 1995 Stock Option Plan, which terminated on January 12, 2005, and was authorized to grant stock options in accordance with the terms of that plan without further approval.  The Compensation Committee has recommended and the Board of Directors has approved and adopted a Code of Conduct and Ethics that applies to all directors, officers and employees, including the principal executive and financial officers, the controller and the principal accounting officer.  The Code of Conduct and Ethics is available in its entirety on the Company’s website, www.republicbank.com.  The Company intends to post amendments to, or waivers from, its Code of Conduct and Ethics, if any, that apply to the principal executive and financial officers, the controller or the principal accounting officer on its website.  Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement.

The Nominating Committee was initially formed in March 2004 and held one meeting in 2004.  The Charter of the Nominating Committee is available in its entirety on the Company’s website, www.republicbank.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Nominating Committee is currently composed of directors Sandra Metts Snowden, J. Michael Brown and Charles E. Anderson.  Each of the members of the Nominating Committee is independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards).  The Nominating Committee submitted nominees to be considered for election to the Board of Directors, without further required approval.  In 2005, the entire Board of Directors approved the nominees to be considered for election.  All nominees except Henry M. Altman, Jr. served as directors during 2004. No candidates for Director Nominees for the 2005 Annual Meeting were submitted by shareholders that were not also members of management.

The Nominating Committee will consider candidates for director nominees at the 2006 Annual Meeting put forth by security holders.  Security holders should submit nominations, if any, to the Company’s Secretary, Michael A. Ringswald at 601 West Market Street, Louisville, Kentucky 40202 no later than November 24, 2005.  The Nominating Committee will consider candidates who have a strong record of community leadership in Republic’s markets.  Candidates should possess a strong record of achievement in both business and civic endeavors, possess strong ethics, display leadership qualities including the ability to analyze and interpret both banking and other endeavors of an entrepreneurial nature and be able to attract new Company relationships.  Board diversity as a whole is also considered.  Recommendations of the “Trager Family Members” (generally defined to include Bernard M. Trager, Jean Trager and their descendants, and companies, partnerships or trusts in which they are majority owners or beneficiaries), as well as prior services and performance as a director, will be strongly considered. The Company does not pay a third party fee to assist in identifying and evaluating nominees, but the Company does not preclude the potential for utilizing such services if needed as may be determined at the discretion of the Nominating Committee.  No candidate that was recommended by a beneficial owner of more than five percent (5%) of the Company’s voting Common Stock was rejected.  The “Trager Family Members” recommended all director nominees approved by the Nominating Committee and the Company’s Board of Directors.

 The Board of Directors held six regularly scheduled board meetings during 2004.  Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which such directors served.

All directors are requested to attend the Annual Meeting of Shareholders.  All Company directors of record attended the 2004 Annual Meeting of Shareholders held in April 2004 with the exception of J. Michael Brown.

Director Compensation

Non-employee directors of Republic and its principal banking subsidiary receive fees of $1,350 for each board meeting attended and fees within the range from $125 to $500 for each committee meeting attended.  In addition, Charles E. Anderson is compensated for travel expenses. Total fees paid to directors of Republic during 2004 for services as a director of Republic and its principal banking subsidiary were as follows:

Charles E. Anderson	$10,450	(1)
J. Michael Brown	7,250
Sandra Metts Snowden	10,550
R. Wayne Stratton	10,600
Susan Stout Tamme	10,600

(1) Includes reimbursement for travel expenses of $700.

CERTAIN INFORMATION AS TO MANAGEMENT

The following table contains information concerning the compensation received by Republic’s Chief Executive Officer (“CEO”) and the other five most highly compensated executive officers of Republic for fiscal years ended 2004, 2003 and 2002.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation Awards
Name & Principal Position	Year	Salary	Earned Bonus (1)	Securities Underlying Options (#)	All Other Compensation

Bernard M. Trager	2004	$478,000	$265,000	—	$22,143	(2)
Chairman and Director	2003	460,000	240,000	—	3,860	(3)
	2002	425,000	215,000	—	45,192

Steven E. Trager	2004	$285,000	$185,000	—	$31,144	(2)
President, CEO and Director	2003	260,000	165,000	—	29,243
	2002	240,000	125,000	20,000	26,545

A. Scott Trager	2004	$275,000	$175,000	—	$31,221	(2)
Vice Chairman and Director	2003	260,000	150,000	—	25,213
	2002	240,000	125,000	20,000	24,444

Bill Petter	2004	$275,000	$132,625	—	$24,163	(2)
Vice Chairman, EVP, COO and Director	2003	260,000	150,000	—	23,878
	2002	240,000	125,000	20,000	23,656

David Vest	2004	$200,000	$125,000	—	$28,207	(2)
EVP, CLO, and Chief Deposit Officer	2003	185,000	100,000	—	27,872
	2002	170,000	97,500	20,000	26,983

Kevin Sipes	2004	$170,000	$85,440	—	$28,063	(2)
EVP, CFO and CAO	2003	150,000	60,000	—	24,517
	2002	130,000	40,000	20,000	20,543

(1)   Includes incentive bonuses awarded after year-end for achievement of corporate, individual and organizational objectives in fiscal years 2004, 2003 and 2002.

(2)   Includes matching contributions to 401(k) Retirement Plan, ($7,687.50 for each person listed), and on life, medical and disability insurance policies ($4,328.04 for Bernard M. Trager, $11,226.84 for Steven E. Trager, $11,226.84 for A. Scott Trager, $6,875.40 for Bill Petter, $10,919.40 for David Vest and $10,775.88 for Kevin Sipes) and, for membership in various organizations ($10,127.12 for Bernard M. Trager, $12,229.21 for Steven E. Trager and $12,306.29 for A. Scott Trager) and, for Bill Petter, David Vest and Kevin Sipes, an auto allowance of $9,600 each.

(3)   Total is reduced by $17,165 repaid by Bernard M. Trager to Republic Bank & Trust Company to reimburse a payment made by Republic Bank & Trust Company during 2002 on Bernard M. Trager’s split dollar life insurance policy.

OPTION/STOCK APPRECIATION RIGHT (SAR) GRANTS
IN LAST FISCAL YEAR

During 2004, there were no stock options or stock appreciation rights issued or granted to any of the Company’s executive officers.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FY-END OPTION/SAR VALUES

Name and Class of Shares (1)	Shares Acquired on Exercise (#)	Value Realized ($)(2)	Number of Securities Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End (3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Bernard M. Trager Class A Common Stock	—	—	—	—	—	—
Steven E. Trager Class A Common Stock	5,512	$37,757	5,512	27,562	$69,924	$407,443
A. Scott Trager Class A Common Stock	5,512	88,688	—	60,636	—	1,061,574
Bill Petter Class A Common Stock	5,512	41,395	—	60,636	—	1,061,574
David Vest Class A Common Stock	4,134	31,046	—	52,644	—	909,753
Kevin Sipes Class A Common Stock	4,134	31,046	—	34,452	—	553,553

(1) No SARs were exercised by the named executive officers or held by them at December 31, 2004.

(2) Market price at time of exercise less exercise price.

(3) Market value of underlying securities based on the stock price of $24.48 at December 31, 2004, less exercise price.

Employment Contracts and Termination, Severance and Change of Control Arrangements

Republic Bank & Trust Company entered into a death benefit agreement with Bernard M. Trager which became effective September 10, 1996. This agreement provides, subject to certain conditions, for the payment in an amount equal to his average gross IRS W-2 compensation during his two prior years of service from the terminating event multiplied by three.   The payment shall be paid to the designated beneficiary in thirty-six consecutive equal installments.  The agreement terminates in the event of a change of control.

Republic entered into officer compensation continuation agreements with each of Steven E. Trager, A. Scott Trager, Bill Petter and David Vest, which became effective January 12, 1995.  Republic entered into an officer compensation continuation agreement with Kevin Sipes, which became effective June 15, 2001.  These agreements provide for the payment of the executive officer’s base salary and continuation of such executive officer’s other employment benefits for up to a period of two years if, following a change in control, the executive officer terminates his employment for “Good Reason” or his employment is terminated other than pursuant to death or for “Cause,” as defined in the agreements. In addition, any stock options or other similar rights will become immediately exercisable upon a change in control which results in termination. For purposes of these agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the “Trager Family Members” as a group or a reduction to less than 25% of the combined voting power of the stock held by the “Trager Family Members.”  These agreements renewed on December 31, 2004 for two additional years.  The agreements are automatically extended for two additional years at December 31, 2006, unless Republic gives notice to the Named Executive Officer(s) that it elects not to extend the agreement(s).

PERFORMANCE GRAPH

The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) on Republic’s Class A Common Stock as compared to the S&P 500 and the NASDAQ Bank Stocks Index.  The graph covers the period beginning December 31, 1999 and ending December 31, 2004.  The calculation of cumulative total return assumes an initial investment of $100 in Republic Bancorp’s Class A Common Stock and the S&P 500 and the NASDAQ Bank Stocks Index on December 31, 1999.  Note: The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004
Republic Bancorp Class A Common Stock	100.00	73.49	163.01	138.49	247.37	346.36
NASDAQ Bank Stocks	100.00	114.23	123.68	126.65	162.92	186.45
S&P 500	100.00	91.20	80.42	62.64	80.62	89.47

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report:

It is the responsibility of management to prepare the financial statements and the responsibility of Crowe Chizek and Company LLC, Republic’s independent registered public accounting firm, to audit the financial statements in accordance with auditing standards generally accepted in the United States of America.  The Audit Committee has adopted a written charter describing the functions and responsibilities of the Audit Committee.

In connection with its review of Republic’s consolidated financial statements for 2004, the Audit Committee:

•      has reviewed and discussed the consolidated audited financial statements with management;

•      has discussed with the independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380);

•      has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and

•      has approved the audit and non-audit services of the independent registered public accounting firm for 2004.

The Audit Committee also discussed with management and the independent registered public accounting firm, the quality and adequacy of Republic’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with the independent registered public accounting firm, their audit plans, audit scope and identification of audit risks. The Committee has procedures in place to receive and address complaints regarding accounting, internal control, or auditing and other Company issues.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included as presented in Republic’s Annual Report on Form 10-K for the year ended December 31, 2004.

Members of the Audit Committee:

R. Wayne Stratton, Chairman

Sandra Metts Snowden

Susan Stout Tamme

COMPENSATION COMMITTEE REPORT

Under rules established by the Securities and Exchange Commission, the Compensation Committee (the “Committee”) is required to disclose: (1) the Committee’s compensation policies applicable to Republic’s executive officers; (2) the relationship of executive compensation to corporate performance; and (3) the Committee’s basis for determining the compensation of Republic’s Chief Executive Officer (“CEO”).  Pursuant to those requirements, the Committee has prepared this report for inclusion in the proxy statement.

The Committee is responsible for establishing the compensation of and compensation policies for key executive officers of the Bank.  Republic does not separately compensate its executive officers, all of whom serve as key executive officers of the Bank.  The Chairman of the Board and the CEO also play a significant role in determining compensation.  The compensation package, generally consisting of salary, bonus, stock options and other employee benefits, is intended to be competitive in the marketplace and to provide an incentive to meet and exceed individual and corporate performance goals.

The Committee has the responsibility of assuring that the compensation for key executives is appropriate.  The Committee requires that there be a specific relationship between executive compensation and the performance of Republic, but it also recognizes additional factors beyond financial performance such as salaries paid to peers, attainment of non-financial corporate objectives and other factors which act to contribute to shareholder value.  The achievement of both annual and long-term corporate objectives is considered, with the emphasis being placed on annual performance. Consequently, at the beginning of each year, the Committee establishes salaries and potential bonuses for executive officers, including the Chairman of the Board and the CEO, based on their ability to achieve annual corporate and individual targets and goals.  Recommendations of the Chairman and CEO are of major importance to the Committee’s deliberations and determinations.

While the Committee was responsible for the overall administration of the 1995 stock option program that has since expired, its approval responsibility under the provisions of the 2005 Stock Incentive Program, as proposed to shareholders, will be limited to Named Executive Officers. Republic’s proposed 2005 Stock Incentive Plan provides for the granting of options to Directors, Named Executive Officers and those employees that have demonstrated superior performance and who are deemed beneficial to Republic’s future success.

As in prior years, performance appraisals were completed on each key executive with the exception of the Chairman.  The Chairman’s compensation is tied more closely to the profitability of Republic than to any other performance factor.  The purpose of performance appraisals for the remaining key executives is to provide, as objectively as possible, a documented method for reviewing their job performance, an appraisal of their potential to be assigned projects of enhanced responsibility and to provide a written development plan with specific goals and objectives that will promote further professional development while providing motivation for superior future performance.  Specific, quantitative financial goals that were established for each key executive for the year may be tied to operating profits, growth in loans, deposits and fees, as well as expense control and reduction. General performance goals may include special projects related to Republic’s strategic plan and initiatives, specific program performance, expansion opportunities, unique marketing opportunities, customer satisfaction, operational efficiencies, business referrals and community involvement.  The Committee also considers certain more subjective considerations of management effectiveness, maintenance of regulatory compliance standards and professional leadership.  The degree to which a key executive has attained his or her written goals and objectives is a factor in determining his or her compensation for the next fiscal year.

Republic participates in various local and national compensation surveys for key executives. These surveys are utilized only as a general guideline for comparison of the key executives’ level of compensation and are not a primary compensation factor in the Committee’s deliberations.  The Committee recognizes that compensation to key executives should be reasonably representative of that typically offered in Republic’s market area in order to attract, motivate, reward and retain key executives.  The Committee’s philosophy is to provide compensation to key executives that is not only competitive with that of comparable institutions, but that also provides retention incentive for the highly skilled management necessary to achieve the long-term profit objectives of Republic.

Consistent with the executive compensation policy and components described above, the Committee determined the salary and bonus received by Steven E. Trager, the CEO, for services rendered in 2004.  Steven E. Trager’s salary, as increased in 2005, was not tied to any one specific performance criteria, but the Committee determined such salary to be appropriate based on the Company’s performance, Steven E. Trager’s personal performance, his attainment of corporate objectives and other factors referenced herein.

The Compensation Committee approved the key executive compensation packages and bonus potential for the year 2005 on January 15, 2005.  All Committee members took part in the Committee’s deliberations and final determinations.

Members of the Compensation Committee:

Sandra Metts Snowden, Chairperson

J. Michael Brown

Charles E. Anderson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Certain directors and executive officers, including certain members of the Compensation Committee and members of their immediate families and affiliates, were clients of and had transactions with Republic and the Bank during 2004.  Transactions which involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features.

Republic has a marketing and servicing contractual relationship with Insbanc, Inc., 50% of which is owned by Eric E. Anderson, a son of Charles E. Anderson. Charles E. Anderson is a director of Republic, a member of the Compensation Committee and the Nominating Committee. Insbanc, Inc. provides life, accident, health and long term care insurance products to the Company’s clients.  Insbanc, Inc. also provides supervision and training of independent insurance agents and shares a portion of its commission income with the Company for insurance sold as a result of Company referrals. The amount of commissions earned by Republic from its contract with Insbanc, Inc. was $8,000 in 2004.

Charles E. Anderson is the President of The Anderson Group, an insurance agency that is agent of record for the Company’s worker’s compensation insurance.  Commissions paid to the agency totaled $5,000 in 2004.

J. Michael Brown, who serves as a director of Republic Bank & Trust Company and Republic and a member of the Compensation Committee and Nominating Committee, is a partner in the law firm of Stites and Harbison, PLLC, that provides legal services to Republic.  Fees paid by the Company and the Bank to the law firm totaled $4,000 in 2004.

Susan Stout Tamme is the President and CEO of Baptist Healthcare System, Inc. doing business as Baptist Hospital East, a hospital that leases space to Republic.  Fees paid by Republic totaled $14,000 for the year ended December 31, 2004.

CERTAIN OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

Leasing Arrangements.   Within the Louisville, Kentucky, metropolitan area, Republic leases space in buildings owned by Bernard M. Trager, Chairman of Republic and Jean Trager, his wife, and partnerships in which they own controlling interests, including Jaytee Properties Limited Partnership (“Jaytee”), a shareholder of Republic. Relatives of Bernard M. Trager, including Steven E. Trager and A. Scott Trager, directors and executive officers of Republic, are also partners in Jaytee. See notes to the table under “SHARE OWNERSHIP”. The buildings include Republic Corporate Center, which serves as both the Bank’s main office and administrative headquarters in Louisville, Kentucky, and is owned and leased by TEECO Properties, which is owned by Bernard

M. Trager. During 2004, additional leasing relations include the Bank’s Hurstbourne Parkway, Bardstown Road and Springhurst banking centers, which are all owned and leased to the Bank by Jaytee.  In addition, during a portion of 2004, Republic Bank & Trust Company of Indiana leased space in Clarksville, Indiana from Jaytee. This location was closed in July of 2004.  Under certain of these lease arrangements, Republic was responsible for the fit-up and certain build out costs associated with the Bank’s leased premises at those facilities. Altogether, these affiliates currently lease approximately 122,000 square feet to the Bank and the Bank pays $156,944 per month in rent, with lease terms expiring between 2006 and 2009.  The aggregate annual amount paid under these affiliate leasing arrangements in 2004 was $1,896,627. Each of the above transactions was approved by the Board of Directors and the Audit Committee and were obtained on terms comparable to those that could have been obtained from unaffiliated parties.

Relationships with Directors.  There are no additional relationships with directors not described in this section or the previous section of this proxy statement titled “Compensation Committee Interlocks and Insider Participation”.

Indebtedness of Management.  There is no absolute prohibition on personal loans to directors or executive officers of insured depository institutions.  However, Federal banking laws require that all loans or extensions of credit by the Bank to the Company’s or the Bank’s executive officers and directors be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. These loans must be of a type generally made available to the public at large.  In addition, loans made to Company or the Bank’s directors must be approved in advance by a majority of the disinterested members of the Board of Directors.

During 2004, directors and executive officers of Republic and other persons or entities with which they are affiliated or with whom they are members of the same immediate family were customers of and had in the ordinary course of business banking transactions with Republic. All loans included in such transactions were generally available to the public, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, which loans do not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2004, directors, executive officers, principal shareholders and related parties of Republic had loans outstanding of $15.3 million.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Republic’s officers, directors and greater than 10% beneficial owners to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers and directors are required to furnish Republic with copies of all Section 16(a) forms filed.  Based solely upon review of copies of such forms received, or written representations that there were no unreported holdings or transactions, Republic believes that for the most recent fiscal year all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with on a timely basis with the exception of a purchase of 215 shares of the Company’s stock by the spouse of Director Sandy Metts Snowden on September 22, 2004 that was not reported until November 12, 2004, thus constituting a late filing.

PROPOSAL TWO: NON-EMPLOYEE DIRECTOR AND KEY EMPLOYEE
DEFERRED COMPENSATION PLAN

Background and Purpose

On November 18, 2004, the Board of Directors of the Company adopted the Republic Bancorp, Inc. Non-Employee Director and Key Employee Deferred Compensation Plan (the “Deferred Compensation Plan”) to provide non-employee directors and key employees the ability to defer payment (and income taxation) of director fees, base salary and incentive compensation, with those deferred amounts then paid later in Company stock based on the shares that could have been acquired as the deferrals were made, subject to approval by holders of a majority of the total votes cast on the proposal at the Annual Meeting.  Republic Bank & Trust Company adopted an identical plan. On March 16, 2005, the Company’s Board of Directors amended and restated the Deferred Compensation Plan to, among other things, consolidate the Bank Plan into it.  A copy of the Deferred Compensation Plan is attached as Annex A to this proxy statement. The following summary of the material provisions of the Deferred Compensation Plan does not purport to be complete and is qualified in its entirety by reference to the Deferred Compensation Plan.  For purposes of this summary, any reference to the Company includes the Company and its subsidiaries.

Administration

The Board of Directors of the Company has the exclusive discretionary authority to determine the amount of benefits under the Deferred Compensation Plan and will make factual determinations and construe the terms of the Deferred Compensation Plan.  In the case of the administration of the Deferred Compensation Plan with respect to key employee participants only, the authority of the Board of Directors described may be exercised by the Compensation Committee of the Board of Directors.

Eligibility

The non-employee members of the Board of Directors of the Company and the Bank are eligible to participate in the Deferred Compensation Plan.  In addition, the Compensation Committee of Board of Directors may designate key employees as eligible to participate in the Deferred Compensation Plan.

Deferral of Compensation

A director participant may elect to defer up to 100% of the director’s annual board and committee meeting fees.  Key employee participants may elect to defer up to 50% of base salary and up to 100% of annual incentive compensation.  Each participant must specify an initial deferral period, ranging from two to five years, and has the ability to extend the deferral in additional five-year increments.

Hypothetical Investment

The Company will maintain a bookkeeping account for each participant, and at the end of each fiscal quarter, credits in accounts will be converted to stock units equal to the amount of compensation deferred in the quarter divided by the quarter-end fair market value of the Company’s Class A Common Stock.

Dividend Equivalents

Stock units standing to the credit of each participant’s account will be credited with an amount equal to the cash dividends that would have been paid on the number of stock units in the account if the stock units were deemed to be outstanding shares of stock.  Any dividends so credited will be converted into additional stock units at the end of the fiscal quarter in which the dividends were paid.

Payment of Account

Participants will be entitled to receive a distribution of the participant’s account upon the earliest to occur of (i) the end of the deferral period, (ii) the participant’s death or total and permanent disability, or (iii) a change in control of the Company.  All distributions will be paid in a single lump sum of shares of Class A Common Stock of the Company equal to the number of stock units credited to the account with any amount in excess of whole shares paid in cash.  Shares of Class A Common Stock reserved under the Company’s 2005 Stock Incentive Plan will be used to satisfy any obligations to distribute stock under the Deferred Compensation Plan.

Tax Treatment of Deferrals

Participant deferrals to the Deferred Compensation Plan are not subject to federal income tax when deferred, but will be taxable at distribution.  However, for key employee participants, any deferrals are included in the participant’s income for purposes of FICA and other employment taxes at the time of deferral.  The plan is designed and will be administered in accordance with the requirements of Section 409A of the Internal Revenue Code to accomplish this desired tax result.

Non-assignability

Participants may not assign, transfer or pledge any portion of their accounts and any attempt to do so shall not be recognized.

Amendment and Termination

The Board of Directors of the Company may amend in any way or terminate, in whole or in part, at any time and from time to time the Deferred Compensation Plan.  However, no amendment or termination of the Deferred Compensation Plan may reduce the number of stock units credited to accounts prior to the effective date of such amendment or termination, nor pay benefits at an earlier date than otherwise scheduled.

Benefits

The amount of benefits payable in the future under the Deferred Compensation Plan is not determinable because such benefits depend on the amount of deferrals by participants and the respective Company and Bank board and committee meetings attended. In no event will the accounts, plus the stock awarded under the 2005 Stock Incentive Plan, exceed 3,000,000 shares, without shareholder approval.

PROPOSAL THREE: 2005 STOCK INCENTIVE PLAN

On March 16, 2005, the Board of Directors adopted the Republic Bancorp, Inc. 2005 Stock Incentive Plan (the “2005 Plan”), subject to approval by holders of a majority of the total votes cast on the proposal at the Annual Meeting.  The following summary of the material provisions of the 2005 Plan does not purport to be complete and is qualified in its entirety by reference to the 2005 Plan.  For purposes of this summary, any reference to the Company includes the Company and its subsidiaries.  A copy of the 2005 Plan is attached as Annex B.  The Board adopted the 2005 Plan because the authority for the Company to grant options under the 1995 Stock Option Plan expired on January 12, 2005.

Purpose of the 2005 Stock Incentive Plan

The purpose of the 2005 Plan is to promote the interests of the Company and its shareholders, attract, retain and motivate employees and directors of the Company, encourage stock ownership in the Company and to provide these individuals with a means to acquire a proprietary interest in the Company.

Administration

The 2005 Plan will be administered by the Committee.  For awards granted to directors, the Committee consists of the entire Board of Directors; for awards to Named Executive Officers, the Committee consists of the Compensation Committee appointed by the Board of Directors.  It is intended that each member of the Compensation Committee will be a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”).  For the grant of all other awards, the Committee is the Chairman of the Board of Directors or the CEO of the Company.  The Committee will have the authority to construe and interpret the 2005 Plan, to establish, amend or waive rules for its administration, and to make all other determinations necessary and advisable for the administration of the 2005 Plan.

Number of Shares

A total of 3,000,000 shares of Class A Common Stock are reserved for issuance under the 2005 Plan, with such numbers subject to adjustment in the event of certain events such as stock dividends, stock splits or the like.  Any shares issued under the Deferred Compensation Plan (as described above) will reduce the number of shares available to be granted under the 2005 Plan.  If and to the extent stock awards expire or terminate for any reason without having been exercised in full, or are forfeited, without, in either case, the participant having realized any of the economic benefits of a shareholder, the shares associated with such awards (to the extent not fully exercised, forfeited or as to which no economic benefit was realized) will again become available to be granted under the 2005 Plan.

Eligibility and Participation

Employees and directors of the Company who are expected by the Committee to contribute substantially to the growth and profitability of the Company are eligible to receive awards under the 2005 Plan.

Types of Plan Awards

Stock Options

The Committee may grant options to participants at any time and from time to time in the form of options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”), options that are not intended to so qualify (“NQSOs”), or a combination of the two.  The exercise price of any option granted may not be less than the fair market value of the Company’s Class A Common Stock on the date the option is granted.

Each option is evidenced by an award agreement between the participant and the Company which sets forth the terms and conditions of the option.  The option agreement must specify the exercise price per share subject to the option, the duration of the option, the number of shares to which the option relates and such other provisions as the Committee may determine or that are required by the 2005 Plan.

In general, each option will expire at such time as is determined by the Committee at the time of grant as set forth in the award agreement; provided, however, the right to exercise an option will terminate at the earliest of:  (i) the expiration of six months in the event of termination of employment or service due to disability or death; (ii) three months following termination of employment or service after the consummation of a change in control; (iii) the date of termination of employment or service for any other reason; or (iv) the tenth anniversary of its grant.

Stock Awards

A stock award represents shares of the Company’s Stock that may be issued subject to restrictions on transfer and vesting requirements as determined by the Committee.  Vesting requirements may be based on the continued service of the participant for specified time periods or on the attainment of specified business performance goals established by the Committee, or a combination of both.  Except as provided in an award agreement, the participant will have immediate right of ownership with respect to the shares granted under a stock award, including the right to vote the shares and the right to receive dividends with respect to the shares.

The Committee may decide to condition the vesting of a stock award on the achievement of one or more objective performance goals, and if the Committee determines that such performance conditions should be considered “performance-based compensation” under Section 162(m) of the Code, the performance goals must relate to one of the following performance criteria:  (i) earnings or earnings per share; (ii) return on equity (ROE); (iii) return on assets (ROA); (iv) revenues; (v) expenses or expense levels; (vi) one or more operating ratios; (vii) stock price; (viii) stockholder return; (ix) market share; (x) cash flow; (xi) capital expenditures; (xii) net borrowing, debt leverage levels, credit quality or debt rating; (xiii) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; (xiv) net asset value per share; or (xv) economic value added.

Limitations on Awards

No participant may receive more than a combined total of 300,000 shares pursuant to options or stock awards in any one year.

Change of Control

Unless otherwise provided in an award agreement, in the event of a change of control (as defined in the 2005 Plan), an award granted under the 2005 Plan will become fully vested and all restrictions thereon will lapse whether or not otherwise vested at such time, and any such options so accelerated will remain exercisable in full thereafter until it expires pursuant to its terms.

Transferability of Awards

All awards granted under the 2005 Plan are non-transferable by the participant except by will or by the laws of descent and distribution.  Shares acquired pursuant to an award cannot be sold for at least 12 months after acquisition and thereafter are subject to a right of first refusal which allows the Company to buy the shares before the shares are sold to another purchaser.

Term, Amendment and Termination

The authority to issue stock awards under the 2005 Plan will terminate on the date ten (10) years after the adoption of the Plan by the Board of Directors, unless terminated earlier by the Board of Directors.  The Board of Directors may at any time and from time to time and in any respect amend or modify the 2005 Plan, except in certain circumstances that require shareholder approval.  No amendment or modification of the 2005 Plan will adversely affect any outstanding award without the consent of the participant, decrease the price of an option to less than the option price on the date of grant, or extend the exercise period of an option beyond the period initially set in the award agreement.

Tax Treatment of Awards

Incentive Stock Options (“ISOs”)

The recipient of an ISO will not realize taxable income upon the grant or the exercise of an ISO.  The Company will not receive an income tax deduction at either time.  However, the excess of the fair market value of the Company’s stock at the time of exercise over the exercise price is an item of adjustment in computing the alternative minimum taxable income of the recipient.  If the recipient does not dispose of the shares of the common stock acquired upon exercising an ISO within either (i) two years after the grant of the ISO or (ii) one year after the date shares of the common stock are transferred to the recipient pursuant to the exercise of the ISO, the gain upon a subsequent disposition of the shares will be taxed at capital gain rates.  If the recipient, within either of the above periods, disposes of the shares of the common stock acquired upon exercise of the ISO, the recipient will recognize as ordinary income an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise.  In such event, the Company would be entitled to a corresponding income tax deduction equal to the amount recognized as ordinary income by the recipient.  Any gain in excess of the spread in value at exercise that is recognized by the recipient as ordinary income would be taxed as long-term capital gain or short-term capital gain (subject to the holding period requirements for long-term or short-term capital gain treatment).

Nonqualified Stock Options (“NQSOs”)

The recipient of a NQSO will not realize taxable income upon the grant of the NQSO. Upon the exercise of a NQSO, the recipient will realize ordinary income in an amount equal to the excess of the fair market value of the shares of the common stock received over the exercise price of such shares and for employees, such excess is also subject to applicable income and employment tax withholding.  That amount increases the recipient’s basis in the stock acquired pursuant to the exercise of the NQSO.  Upon a subsequent sale of the stock, the recipient will recognize a short-term or long-term capital gain or loss depending upon the recipient’s holding period for the stock and upon the stock’s subsequent appreciation or depreciation in value.  The Company will be allowed a federal income tax deduction for the amount recognized as ordinary income by the recipient upon the recipient’s exercise of the option.

Stock Awards

A recipient will recognize ordinary income, and the Company will be allowed a tax deduction, at the time an unrestricted stock award is granted.  A recipient will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock award that is subject to a “substantial risk of forfeiture” within the meaning of the Code is granted, unless the recipient makes an election to accelerate recognition of the income to the date of grant as described below.  When the restrictions lapse, the recipient will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time.  If the recipient files an election under Section 83(b) of the Code within 30 days after the date of grant of restricted stock, the recipient will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time.  Any appreciation in the stock after the tax date will be taxable to the participant upon disposition of the stock at capital gains rates if the holding period for such rates is met.

Section 162(m)

Compensation of persons who are “covered employees” of the Company is subject to the tax deduction limits of Section 162(m) of the Code.  Awards that qualify as “performance based compensation” are exempt from Section 162(m), thus allowing the Company the full federal tax deduction for such compensation.  The 2005 Plan allows, but does not require, the Committee to grant stock awards that will be exempt from the deduction limits of Section 162(m) and all stock options issued under the 2005 Plan will be exempt because the exercise price will never be less than the fair market value on the date of grant.

Payment with Stock

If the Committee decides to allow recipients to pay for the exercise price of an option and any withholding obligations with stock of the Company which the recipient has owned for at least six months, the recipient will not be required to recognize any built-in appreciation on the previously held stock as a result of the payment and will have a basis in the new option stock equal to the basis in the previously held stock plus any taxes paid as a result of the exercise.

Estimate of Benefits

Awards that will be made under the 2005 Plan are not presently determinable.  In 2004, awards of 538,125 shares of Class A Common Stock were granted under the 1995 Stock Option Plan.

The Board recommends that you vote “FOR” this proposal.

PROPOSAL FOUR: SHAREHOLDER PROPOSAL, SHORT TERM CONSUMER LENDING PROGRAMS

A single shareholder, The Community Reinvestment Association of North Carolina, (“CRANC”), PO Box 1929, Durham, NC 27701, holder of 165 shares of Common Stock, has advised us that it intends to present the following resolution, worded by them, for consideration at the Annual Meeting:

WHEREAS:

Republic Bancorp, Inc. (“Republic”) provides short-term consumer loans, including deferred deposit transactions (“DDTs”), commonly known as “payday loans;” tax refund anticipation loans (“RALs”); and electronic refund checks (“ERCs”);

We believe that there is an appropriate role for short-term consumer loans, including DDTs, RALs and ERCs, in the marketplace when such lending is done responsibly;

The Federal Deposit Insurance Corporation (“FDIC”) describes “predatory lenders” as those lenders that target borrowers “who have low incomes or credit problems or who are elderly by deceiving them about loan terms or giving them loans they cannot afford to repay;”

We believe that Republic provides short-term consumer loans that are predatory under the FDIC’s definition because, in our opinion, Republic charges unreasonable interest rates via high fees for extremely short terms, and encourages multiple loan renewals;

In our opinion, such repeated renewals put borrowers in a “debt trap,” where they have difficulty paying the principal owed due to the accumulation of exorbitant fees and interest; We believe that providing predatory short-term consumer loans hurts not only consumers and low-wealth communities but also Republic shareholders;

In our opinion, Republic’s partnerships with third-party marketing and servicing providers to make predatory short-term consumer loans that would violate applicable state usury and consumer-protection laws if such loans were made directly by such third-party providers result in what, we believe, to be a substantial risk of litigation and regulatory action that could significantly impair Republic’s financial condition;

As Republic described in its Form 10-Q for the quarterly period ended June 30, 2004 (the “Form 10-Q”), various consumer groups have questioned the fairness of short-term consumer loans and have accused this industry of charging excessive rates of interest via fixed fees and of engaging in predatory lending practices;

Republic noted in the Form 10-Q that pressure from consumer groups on Republic and its regulators could cause Republic to cease providing RALs and ERCs at any time; and

Republic expressed concerns in the Form 10-Q about the litigation and regulatory risks arising from its DDT business.  Republic noted that private litigation could result from its DDT program.  Further, Republic explained that the FDIC or others could impose additional limits on, or even prohibit banks from engaging altogether in, DDTs.  Finally, Republic stated that its ability to engage profitably in the DDT business could be negatively impacted by the requirements of applicable laws, regulations, or guidelines.

RESOLVED:

Shareholders request that the Board of Directors implement a policy mandating that Republic does not, directly or indirectly, engage in any transactions with consumers that involve DDTs, RALs or ERCs, including through partnerships with third-party providers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL FOR THE FOLLOWING REASONS:

The Company believes that the adoption of the resolution proposed by the shareholder, The Community Reinvestment Association of North Carolina, would not be in the best interest of the Company, its shareholders, or its many customers.

The shareholder proposal seeks to eliminate two consumer products offered by Republic Bank & Trust Company (the “Bank”). The first consumer product is the Bank’s deferred deposit product, a product whereby customers receive cash advances in exchange for a check for the advanced amount plus a fixed fee (commonly referred to as a “payday loan”). In providing this product, the Bank delays presentment of the check for payment until the advance due date. On or before the advance due date, the customer can redeem his or her check in cash for the amount of the advance plus the customary fee.  If the customer does not reclaim the check in cash by the advance due date, the check is deposited.

The second consumer product targeted for elimination by the proposed shareholder resolution is the Company’s tax refund processing service for taxpayers receiving both federal and state tax refunds through tax preparers located nationwide.  Refund anticipation loans (“RALs”) are made to taxpayers filing income tax returns electronically.  The RALs are repaid by the taxpayer when the taxpayer’s refunds are electronically received by the Bank from governmental taxing authorities. Electronic refund checks (“ERCs”) and electronic refund deposits (“ERDs”) are also tax refund products offered to taxpayers.  After the Bank receives refunds electronically from governmental taxing authorities, a check or a direct payment to the taxpayer’s bank account is issued for the amount of the refund, less the agreed upon Bank fee.

The Bank’s deferred deposit business and the Bank’s tax refund services business are not only lawfully conducted businesses subject to regulatory oversight, but they also serve to meet the need for short-term credit that may not otherwise be available to customers that avail themselves of these products and services.  These consumer products fill a need in that we believe they are a simple, convenient, affordable solution for persons who may have a temporary cash-flow problem or who simply want the convenience of having access to their funds quickly.  We believe there is a demonstrated need for small, short-term consumer products in the marketplace, and this belief has been confirmed by the Kentucky legislature through their enactment of a deferred transaction law that specifically permits the deferred deposit product offerings provided by the Bank. There are no hidden fees and terms are fully disclosed to customers.  We also emphasize that deferred deposit transactions are a short-term solution to a temporary cash flow problem, and strongly encourage consumers to seek credit counseling if they consistently experience cash flow problems.

Tax refund processing services are also products that the Bank is legally authorized to provide to consumers. There are limited opportunities for customers who seek short-term credit products and services in the traditional mainstream banking system.  These products are offered in order to serve customer needs within the framework of substantial consumer protections, statutory authorization and regulatory oversight.

The Company agrees that the products and services targeted for elimination by the Shareholder proposal, as well as all other Bank products, must be offered responsibly.  The Company complies with this standard in that its products are designed to meet the applicable requirements of both state and federal law.  Similarly, the Bank’s tax refund processing services provides consumer products that are also subject to consumer protection laws and regulatory oversight.  The rates charged on these Company products are not only authorized under the law, but are reasonable given the costs required to maintain the availability of the products in the marketplace.

Our Company has been widely recognized, receiving honors for its record of investing in Community Reinvestment Act defined initiatives, which over the last five years totaled $1.35 billion. In 2002, we were awarded the prestigious Community Partnership Award for affordable housing and community investment achievement.  The award is presented annually to one of 750 Federal Home Loan Bank members in the Fifth district including Kentucky, Ohio and Tennessee.  Furthermore, we have a long corporate history of supporting, both financially and through organization wide involvement, many non-profit organizations whose missions involve assisting low-to-moderate income families.

The Company does recognize that these product offerings have been questioned by some consumer groups that would endorse restricting the access of individual consumers to short-term credit. However, such a position denies the consumer a choice of products in a free marketplace, impairing the Company’s thousands of satisfied customers access to short term credit products.

Accordingly, the Board recommends that you vote “AGAINST” this proposal, and your duly executed proxy will be so voted if the proposal is presented unless you specify otherwise.

SOLICITATION OF PROXIES

The cost of solicitation of proxies by the Board of Directors will be borne by Republic.  Some of Republic’s directors and officers who will receive no additional compensation may solicit proxies in person and by telephone, telegraph, telecopier, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries and custodians, who will be requested to forward the proxy materials to beneficial owners of the Class A Common Stock and Class B Common Stock. Republic will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At its meeting held on April 12, 2004, the Audit Committee selected Crowe Chizek and Company LLC to serve as Republic’s independent registered public accounting firm and auditors for the fiscal year ending December 31, 2004.  Crowe Chizek and Company LLC has served as Republic’s independent registered public accounting firm since the 1996 fiscal year.  The Company’s independent registered public accounting firm leases space from Jaytee, a partnership of which the Chairman & CEO of Republic are partners.  The Company and Crowe Chizek and Company LLC have determined that such lease is an arm’s length transaction and complies with all applicable independence standards.  Crowe Chizek and Company LLC had an employee through July of 2004, who did not perform any services for Republic, which employee is the spouse of Republic’s EVP and CFO. Republic and Crowe Chizek and Company LLC determined that such relationship complied with all applicable independence standards for the independent registered public accounting firm to properly maintain its independence.

Representatives of Crowe Chizek and Company LLC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

AUDIT FEE TABLE

Year	Audit Fees	Audit Related Fees	Tax Related Fees	All Other Fees
2004	$201,350	$5,600	$3,500	$8,000
2003	$134,550	$7,474	$66,700	$73,885

The Audit Committee has approved all services provided by Crowe Chizek and Company LLC during 2004.  Additional details describing the services provided in the categories in the above table are as follows.

Audit Related Fees

Fees for audit related services provided by Crowe Chizek and Company LLC, as disclosed in the above “Audit Fee Table”, primarily include the review of various accounting standards and collateral opinion audit for the Company’s borrowings with the Federal Home Loan Bank.

Tax Related Fees

Fees for tax services provided by Crowe Chizek and Company LLC, as disclosed in the above “Audit Fee Table”, primarily represented the amendment of a tax return and related matters.

All Other Fees

Fees for all other services provided by Crowe Chizek and Company LLC, as disclosed in the above “Audit Fee Table”, primarily represented a benefit plan audit and corporate governance services.

The Audit Committee of the Board of Directors has determined that the provision of the services covered under the captions “Audit Related Fees” and “Tax Related Fees” above, is compatible with maintaining the independent registered public accounting firm’s independence.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders that want to communicate in writing with the Board of Directors, or specified directors individually, may send proposed communications to Republic’s Corporate Secretary, Michael A. Ringswald at 601 West Market Street, Louisville, Kentucky 40202.  The proposed communication will be reviewed by the Audit Committee and the General Counsel.  If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, is directly applicable to the business of Republic, it is expected that the communication will receive favorable consideration for presentation to the Board of Directors or appropriate director(s).

OTHER MATTERS

The Board of Directors does not know of any matters to be presented to the Annual Meeting other than as specified in this proxy statement.  If, however, any other matters should come before the 2005 Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

Shareholders who desire to present proposals at the 2006 Annual Meeting of shareholders must forward them in writing to the President of Republic so that they are received no later than December 15, 2005, in order to be considered for inclusion in Republic’s proxy statement for such meeting.  Shareholder proposals submitted after February 6, 2006, will be considered untimely, and the proxy solicited by Republic for next year’s Annual Meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

ANNUAL REPORT

Republic’s 2004 Annual Report to Shareholders is enclosed with this proxy statement.  The 2004 Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

Any shareholder who wishes to obtain a copy, without charge, of Republic’s Annual Report to Shareholders on Form 10-K for its fiscal year ended December 31, 2004, which includes financial statements and financial statement schedules, and is required to be filed with the Securities and Exchange Commission, may contact Michael A. Ringswald, Secretary at 601 West Market Street, Louisville, Kentucky 40202, or at telephone number (502) 561-7112.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Michael A. Ringswald
Michael A. Ringswald, Secretary

Louisville, Kentucky
March 23, 2005

Please mark, date, sign, and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may still vote in person, since the proxy may be revoked at any time prior to its exercise by delivering a written revocation of the proxy to the Secretary of Republic.

APPENDIX A

DEFERRED COMPENSATION PLAN

REPUBLIC BANCORP, INC. AND SUBSIDIARIES

NON-EMPLOYEE DIRECTOR AND KEY EMPLOYEE

DEFERRED COMPENSATION PLAN

(as adopted November 18, 2004 and then

amended and restated March 16, 2005)

1.                                       General.  This Republic Bancorp, Inc. And Subsidiaries Non-Employee Director and Key Employee Deferred Compensation Plan (the “Plan”) is intended to more closely align board and executive compensation at Republic Bancorp, Inc. (the “Company”) and subsidiaries with the interests of the Company’s shareholders, by making available to eligible participants tax-deferred investments in Company stock.  It is intended that the Plan be in compliance with Code Section 409A (“Section 409A”).  It is also intended that the Plan be an unfunded arrangement maintained for non-employee directors and for a select group of management or highly compensated employees.  Effective upon the time that a Key Employee Participant (as defined below) is first named on Exhibit A attached hereto, the Plan shall be considered a “top hat plan” for purposes of the Employee Retirement Income Security Act of 1974, as amended.  Capitalized terms used herein and not defined where used shall have the meanings set forth in Section 23.

2.                                       Eligibility.  Eligibility in the Plan shall be granted to the members of the Board of Directors of the Company or of its Subsidiaries who are not also employees of the Company or of its Subsidiaries (the “Director Participants”).  In addition, eligibility in the Plan may be granted to the employees of the Company or of its Subsidiaries who have been designated by the Compensation Committee of the Board of Directors of the Company or the Subsidiary (as the case may be for a particular Participant) (the “Committee”) as being eligible for the Plan (the “Key Employee Participants” and, together with Director Participants, the “Participants”).  The initial Key Employee Participants (if any) are listed in Exhibit A attached hereto.  The Committee shall have full power and discretion to name additional employees of the Company as Key Employee Participants and to remove such employees as Key Employee Participants at such times as it shall decide in its sole discretion, provided that any such removal shall not affect a Participant’s Deferral Elections already made until the next period for which such elections could otherwise be changed or revoked hereunder.

3.                                       Election.

(a)                                  Director Participant Elections.  Each Director Participant may elect to defer under the Plan up to 100% of his annual board and committee meeting fees (collectively, “Board Fees”).  A Director Participant’s election to defer a portion of his Board Fees shall be made in writing and shall be effective upon receipt and acceptance by the Company.  A new written election must be submitted to the Company in 2005 with respect to any Board Fees to be earned in 2006, and such election shall remain in effect for subsequent years unless a new written election is submitted in accordance with this Section 3(a).  Except in the case of a newly eligible Director Participant who may file an election to defer within 30 days of his being eligible to participate in the Plan, an election to defer (or to change or revoke an ongoing deferral election) shall be made no later than 10 days preceding commencement of a calendar year with respect to any deferral of Board Fees to be earned in such year, provided, however, that such elections shall be made at an earlier time if required under Section 409A.  Any election may be changed in writing, but only as to fees to be earned at and after commencement of the next succeeding calendar year, and shall become irrevocable 10 days before that succeeding calendar year.

(b)                                 Key Employee Participant Elections.  Each Key Employee Participant may elect to defer under the Plan up to 50% of his base salary (“Base Compensation”) and up to 100% of his annual incentive compensation with respect to services for that upcoming year (even if the bonus is otherwise payable in a later calendar year) (“Bonus Compensation”) (collectively, “Annual Compensation”).  A Key Employee Participant’s election to defer a portion of his Annual Compensation shall be made in writing and shall be effective upon receipt and acceptance by the Company.  A new written election must be submitted to the Company in 2005 with respect to any Annual Compensation to be earned in 2006, and such election shall remain in effect for subsequent years unless a new written election is submitted in accordance with this Section 3(b).  Except in the case of a newly eligible Key Employee Participant who may file an election to defer Annual Compensation earned with respect to services performed after such election within 30 days of his designation by the Committee as being eligible to participate in the Plan, an election to defer Annual Compensation (or to change or revoke an ongoing deferral election) shall be made no later than 10 days preceding commencement of a calendar year with respect to any deferral of Annual Compensation to be earned in such year.  Notwithstanding the foregoing, if Bonus Compensation qualifies as “performance-based compensation” under Section 409A, an election to defer Bonus Compensation may be made as late as June 30th of the year with respect to which such Bonus Compensation relates, provided that there is no minimum amount payable or substantially certain to be paid at the date such election is actually made.  Any election may be changed in writing, but only as to compensation that relates to services rendered after commencement of the next succeeding calendar year, and shall become irrevocable 10 days before the succeeding calendar year.

4.                                       Duration of Deferral.  Each Participant’s election shall specify the period of the deferral, which shall be a specified period of years ranging from two to five years from the beginning of the year of deferral.  A Participant may later elect to lengthen the period of a deferral; provided, however, that any delayed payment date election shall not take effect for 12 months following the election and the election must be made at least 12 months before the previously-scheduled payment date with respect to the deferral, and, provided further, that each such change in payment date must provide for an additional deferral of the payment date for five years later than the previously-schedule payment date.

5.                                       Deferred Compensation Account.  The Company shall maintain a bookkeeping account to which deferred compensation of each Participant shall be credited at the end of each calendar month after such compensation is earned (each a “Deferred Compensation Account”).  At the end of each fiscal quarter, the amounts credited to each Deferred Compensation Account shall be converted into whole stock units (“Stock Units”) equivalent in value to shares of Class A common stock of the Company (“Stock”).  The conversion of deferred compensation into Stock Units will be made on the basis of the Fair Market Value of the Stock on the last business day of each fiscal quarter.  Any fractional units shall be credited as cash and converted to Stock Units only as and when the accumulated cash credited to that Participant is sufficient to convert to a whole Stock Unit at the end of a quarter.

6.                                       Dividend Equivalent.  During the term of deferral, the Stock Units standing to the credit of each Participant’s Deferred Compensation Account shall be credited with an amount equal to the cash dividends that would have paid on the number of Stock Units in such Deferred Compensation Account if such Stock Units were deemed to be outstanding shares of Stock (“Dividend Equivalents”).  Dividend Equivalents credited to Stock Units shall be converted to additional whole Stock Units and credited to the Participant’s Deferred Compensation Account at the end of each fiscal quarter.  The conversion of Dividend Equivalents into Stock Units shall be made on the basis of the Fair Market Value of the Stock on the last business day of each fiscal quarter.  Any fractional units shall be credited as cash and converted to Stock Units only as and when the accumulated cash credited to that Participant is sufficient to convert to a whole Stock Unit at the end of a quarter.

7.                                       Changes in Stock.  In the event of a stock dividend, stock split, reverse stock split or similar change in capitalization affecting the Stock, the Committee shall make appropriate adjustments in the number of Stock Units credited to each Participant’s Deferred Compensation Account.  The adjustment by the Committee shall be final, binding and conclusive.

8.                                       Rights of Participants.  Participation in the Plan, and any actions taken pursuant to the Plan, shall not create or be deemed to create a trust or fiduciary relationship of any kind between the Company, its Subsidiaries and the Participant.  The Company or its Subsidiaries (as the case may be) may, but shall have no obligation to, establish any separate fund, reserve, or escrow or to provide security with respect to any amounts deferred under the Plan.  Any assets of the Company or its Subsidiaries which are set aside in any separate fund, reserve or escrow shall continue for all purposes to be a part of the general assets of the Company or its Subsidiaries, with title to the beneficial ownership of any such assets remaining at all times in the Company and its Subsidiaries.  No Participant, nor his legal representatives, nor any of his beneficiaries shall have any right, other than the right of an unsecured general creditor of the Company or its Subsidiaries, in respect of the Deferred Compensation Account established hereunder, and such persons shall have no property interest whatsoever in any specific assets of the Company or its Subsidiaries.  A Participant shall have no rights as a stockholder of the Company, and shall not be entitled to vote, with respect to the Stock Units credited to his Deferred Compensation Account.

9.                                       Distributions.

(a)                                  Normal Distributions.

(i)                                     Director Participants.  Each Director Participant (or his beneficiary in the event of his death) shall be entitled to receive the value of all Stock Units standing to the credit of his Deferred Compensation Account upon the earliest to occur of: (A) the payment date last selected pursuant to Section 4; and (B) the Director Participant’s death or Disability.

(ii)                                  Key Employee Participants.  Each Key Employee Participant (or his beneficiary in the event of his death) shall be entitled to receive the value of all Stock Units standing to the credit of his Deferred Compensation Account upon the earliest to occur of: (A) the payment date last selected pursuant to Section 4; and (B) the Key Employee Participant’s death or Disability.

(b)                                 Early Distributions.  A Participant will only be permitted to receive a distribution of his Deferred Compensation Account prior to the times specified in Section 9(a) above in the event of: (i) a Change in Control of the Company or Subsidiary for which that Participant works or performs Director services; or (ii) upon approval by the Committee, a de minimis payout of a Participant’s entire Deferred Compensation Account upon his Termination of Employment or Service if the payment is not greater than $10,000 and the payout is made on or before the later of December 31 of the year of his Termination of Employment or 2½ months after his Termination of Employment

(c)                                  Form of Distribution.  All distributions shall be paid in a single lump of whole shares of Stock equal to the number of Stock Units in the Deferred Compensation Account, with any amount in excess of whole shares then credited to the account paid in cash. All distributions under the Plan shall be the obligation of the Company or Subsidiary for which the Participant provides services.

(d)                                 Delay in Distribution to Key Employees. Notwithstanding anything to the contrary in this Section 9, in the case of a distribution to a Participant who is a “key employee” where the timing of such distribution is based on such Participant’s Termination of Employment, the date of distribution to such Participant shall be at least six (6) months after the date of such Participant’s Termination of Employment (or, if earlier, the date of the Participants death or Disability).  A “key employee” shall be a key employee as defined in Section 416(i) of the Code without regard to paragraph 5 thereof.

10.                                 Tax Withholding.

(a)                                  Payment by Participant.  Each Participant shall, no later than the date as of which his Stock Units or payments received thereunder first become includible in the gross income of the Participant for Federal income or employment tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income.  With respect to Key Employee Participants, the Company will withhold any such taxes then due to be withheld from the amount that would otherwise be deferred and credited hereunder, and credit the net after such tax withholding to the Participant’s Deferred Compensation Account.  The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  The Company’s obligation to make any payments to any Participant is subject to and conditioned on tax obligations being satisfied by the Participant.  The Company shall report amounts deferred hereunder to the Internal Revenue Service in accordance with the requirements of Section 409A.

(b)                                 Payment in Stock.  Subject to approval by the Committee, a Participant may elect to have the minimum required Federal, state, other income and statutory withholding obligation due when payments are made under the Plan satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to the Plan a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the Participant, and that have been held by the Participant for at least six months (12 months in the case of Stock acquired upon exercise of an incentive stock option), with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.  Notwithstanding the preceding sentence, any such right to pay withholding amounts due by delivery of already-owned stock shall be ineffective and void from its inception if such right is deemed to be a feature allowing deferral of compensation within the meaning of Section 409A.

11.                                 Beneficiary.  If a Participant dies before he has received full payment of the amount credited to his Deferred Compensation Account, such unpaid portion shall be paid to the Participant’s primary or contingent beneficiary as designated by the Participant in writing.  If no beneficiary has been designated or if a designated beneficiary has predeceased the Participant, such unpaid portion shall be paid first to the Participant’s spouse, or, if there is no spouse, to the Participant’s children per stirpes, or, if there are no spouse or children, to the Participant’s estate.

12.                                 No Assignment.  The deferred compensation payable under this Plan shall not be subject to alienation, assignment, garnishment, execution, or levy of any kind, and any attempt to cause any compensation to be so subjected shall not be recognized.

13.                                 Expenses.  All expenses incurred in the establishment and maintenance of or attributable to a Participant’s Deferred Compensation Account shall be borne by the Company and shall not reduce the amount credited to such Deferred Compensation Account.

14.                                 Amendment and Termination.  This Plan may be amended in any way or may be terminated, in whole or in part, at any time, and from time to time, by the Board of Directors of the Company.  The foregoing provisions of this paragraph notwithstanding, no amendment or termination of the Plan shall adversely reduce the number of Stock Units credited to the Deferred Compensation Accounts prior to the effective date of such amendment or termination or, except to the extent permitted under Section 409A following a Change in Control, accelerate the timing of payment from the Deferred Compensation Accounts.  Notwithstanding the foregoing, the Board of Directors of the Company specifically reserves the right to amend the Plan as necessary to comply with Section 409A.

15.                                 Plan Administration.  The Board of Directors of the Company shall have the exclusive discretionary authority to determine the amounts of benefits under the Plan, make factual determinations, construe and interpret terms of the Plan, supply omissions and determine any questions which may arise in connection with its operation and administration.  Its decisions or actions in respect thereof, including any determination of any amount credited or charged to the Participants’ Deferred Compensation Accounts or the amount or recipient of any payment to be made therefrom, shall be conclusive and binding for all purposes upon the Company and upon any and all Participants, their beneficiaries, and their respective heirs, distributees, executors, administrators and assignees.  In the case of the administration of the Plan with respect to Key Employee Participants only, the authority of the Board of Directors of the Company described herein may be exercised by the Committee.

16.                                 Binding Effect.  The terms of this Plan shall be binding upon and shall inure to the benefit of the Company and its successors or assigns and each Participant and his Beneficiaries, heirs, executors, and administrators.

17.                                 Limitation of Liability.  Subject to its obligation to pay the amount credited to the Participant’s Deferred Compensation Account at the time distribution is called, neither the

Company, any person acting on behalf of the Company, the Board of Directors, nor the Committee shall be liable for any act performed or the failure to perform any act with respect to the terms of the Plan, except in the event that there has been a judicial determination of willful misconduct on the part of the Company, such person, the Board of Directors or the Committee.

18.                                 Governing Law.  This Plan, and all actions taken hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, except as such laws may be superseded by any applicable Federal laws.

19.                                 Reporting.  The Company shall provide statements to Participants showing the amounts standing to the credit of their Deferred Compensation Accounts no less frequently than once a year.

20.                                 Claims Procedure.

(a)                                  All claims for benefits under this Plan shall be filed in writing with the Board of Directors of the Company in accordance with such procedures as the Board shall reasonably establish.

(b)                                 The Board of Directors of the Company shall, within 90 days (45 days for payment based on Disability) after a submission of a claim, provide adequate notice in writing to any claimant whose claim for benefits under the Plan has been denied.  Such notice shall contain the specific reason or reasons for the denial and references to specific Plan provisions on which the denial is based.  The Board shall also provide the claimant with a description of any material or information which is necessary in order for the claimant to perfect his claim and an explanation of why such information is necessary.  If special circumstances require an extension of time for processing the claim, the Board shall furnish the claimant a written notice of such extension prior to the expiration of the 90-day period (30 days for a Disability claim, and an additional 30 day extension is available).  The extension notice shall indicate the reasons for the extension and the expected date for a final decision, which date shall not be more than 180 days (105 days for Disability) from the initial claim.

(c)                                  The Board of Directors of the Company shall, upon written request by a claimant within 60 (180 for a disability claim) days of receipt of the notice that his claim has been denied, afford a reasonable opportunity to such claimant for a full and fair review by the Board of the decision denying the claim.  The Board will afford the claimant an opportunity to review pertinent documents and submit issues and comments in writing.  The claimant shall have the right to be represented.

(d)                                 The Board of Directors of the Company shall, within 60 days (45 days for a disability claim) of receipt of a request for a review, render a written decision on its review.  If special circumstances require extra time for the Board to review its decision, the Board will attempt to make its decision as soon as practicable, and in no event will the Board take more than 120 days (105 days for Disability claims) to send the claimant a written notice of its decision.

21.                                 Source of Shares.  Shares of Stock reserved under the Company’s 2005 Stock Incentive Plan shall be used to satisfy any obligations to distribute Stock under this Plan, but the Stock when issued under this Plan shall not bear the restrictions on transfer set forth in Section 10.10 of the Stock Incentive Plan.

22.                                 Effective Date.  This Plan shall be effective as of January 1, 2005.

23.                                 Definitions.

(a)                                  “Change in Control “ shall have the meaning provided in regulations or guidance under Code Section 409A from time to time, which currently provide that it shall mean the occurrence of a “Change in Ownership,” “Change in Effective Control” or “Change in Asset Control” as each is defined below, subject to the requirements in subsection (i) below.

(i)                                     General Requirements.

(A)                              The Change in Control must relate to (A) a corporation for whom the Participant is performing services at the time of the Change in Control, (B) a corporation that is liable for the payment of the deferred compensation (or all corporations liable for the payment if more than one corporation is liable), or (C) a corporation that is a majority shareholder of a corporation identified in (A) or (B), or any corporation in a chain of corporations in which each corporation is a majority shareholder of another corporation in the chain, ending in a corporation identified in (A) or (B).

(B)                                A majority shareholder is a shareholder owning more than 50% of the total fair market value and total voting power of such corporation.

(C)                                For purposes of this definition, Code Section 318(a) applies to determine stock ownership.  Stock underlying a vested option is considered owned by the individual who holds the vested option (and the stock underlying an unvested option is not considered owned by the individual who holds the unvested option).  For purposes of the preceding sentence, however, if a vested option is exercisable for stock that is not substantially vested (as defined by Treas. Reg.  Sections 1.83-3(b) and (j)), the stock underlying the option is not treated as owned by the individual who holds the option.

(D)                               For purposes of this definition, Persons will not be considered to be acting as a group solely because they purchase assets or purchase or own stock of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock or assets, or similar business transaction with the corporation.  If a Person owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders in a corporation only to the extent of the ownership in that corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

(ii)                                  Change in Ownership.  A Change in Ownership occurs on the date that any one Person, or more than one person acting as a group (as defined above in subsection (a)(i)(D)), acquires ownership of stock of the corporation that, together with stock held by such Person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the corporation.  However, if any one Person or more than one Person acting as a group, is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the corporation, the acquisition of additional stock by the same Person or Persons is not considered to cause a Change in Ownership of the corporation (or to cause a Change in the Effective Control of the corporation.  An increase in the percentage of stock owned by any one Person, or Persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this Section.  A Change in Ownership occurs only when there is a transfer of stock of the corporation (or issuance of stock of the corporation) and stock in the corporation remains outstanding after the transaction.

(iii)                               Change in Effective Control.  Notwithstanding that the corporation has not undergone a Change in Ownership, a Change in Effective Control of the corporation occurs on the date that either:

(A)                              Any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the corporation possessing 35 percent or more of the total voting power of the stock of the corporation; or

(B)                                A majority of members of the Board of Directors of the corporation is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, provided that for purposes of this paragraph (B) the term corporation refers solely to the relevant corporation identified above in subsection (a)(i)(A) for which no other corporation is a majority shareholder for purposes of that paragraph.

A Change in Effective Control also may occur in any transaction in which either of the two corporations involved in the transaction has a Change in Control under subsections (a)(ii) or (a)(iv) of this definition.

If any one Person, or more than one Person acting as a group, is considered to effectively control a corporation (within the meaning of this subsection (a)(iii)), the acquisition of additional control of the corporation by the same Person or Persons is not considered to cause a Change in Effective Control of the corporation (or to cause a Change in Ownership of the corporation within the meaning of subsection (a)(ii)).

(iv)                              Change in Asset Control.  A Change in Asset Control of the corporation occurs on the date that any one Person, or more than one Person acting as a group), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the corporation that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the corporation immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(A)                              There is no Change in Control under this subsection (iv) when there is a transfer to an entity that is controlled by the shareholders of the corporation immediately after the transfer, as provided in this subsection (iv).  A transfer of assets by the corporation is not treated as a Change in Assets Control if the assets are transferred to:

(1)                                  A shareholder of the corporation (immediately before the asset transfer) in exchange for or with respect to its stock;

(2)                                  An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the corporation;

(3)                                  A Person, or more than one Person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the corporation; or

(4)                                  A Person, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a Person described subsection (iv)(A)(3).

(B)                                For purposes of this subsection (iv) and except as otherwise provided, a Person’s status is determined immediately after the transfer of the assets.

(b)                                 “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

(c)                                  “Disability” shall mean when a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, if the Participant is receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company of a Subsidiary.

(d)                                 “Fair Market Value” shall mean, as of any date, the value of a share of Stock determined as follows:

(i)                                     If the Stock is listed on any established stock exchange or a national market system, including, without limitation, the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, its Fair

Market Value shall be the closing market price of the Stock as reported on the date of determination, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the determination, as quoted on such system or exchange, or the exchange with the greatest volume of trading in Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)                                  If the Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(ii)                                  In the absence of such markets for the Stock, the Fair Market Value shall be determined in good faith by the Committee, considering any and all information they determine relevant, including, without limitation, the valuation methods permitted in Treas. Reg. Section 20.2031-2 (estate tax regulations) or a third-party appraisal.

(e)                                  “Person” shall mean an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or any other business entity.

(f)                                    “Subsidiary” or “Subsidiaries” shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Code Section 424(f).

(g)                                 “Termination of Employment” or “Service”  shall be deemed to have occurred at the time and date that the Employee notifies, or is notified by the Company or a Subsidiary, that Key Employee’s employment will be terminating, even if not immediately effective.  With respect to a Director, it shall be deemed to occur on a Director’s cessation of service on the board of directors of both the Bank and the Company.   The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Company or a Subsidiary and the Key Employee. No termination shall be deemed to occur if (i) the Participant is a Director who becomes an Employee, or (ii) the Participant is an Employee who becomes a Director.

Board Approval:	March 16, 2005 MAR

Shareholder Approval:	, 2005 [secretary to initial]

EXHIBIT A

KEY EMPLOYEE PARTICIPANTS

None as March 1, 2005

APPENDIX B

2005 STOCK INCENTIVE PLAN

REPUBLIC BANCORP, INC.

2005 STOCK INCENTIVE PLAN

Republic Bancorp, Inc. (the “Company”) hereby establishes the Republic Bancorp, Inc. 2005 Stock Incentive Plan (the “Plan”) for the benefit of its and its subsidiaries’ employees and directors, as set forth below.

Section 1 — PURPOSE

The purpose of the Plan is to promote the interests of the Company and its shareholders by providing a means to attract, retain and motivate employees and directors of the Company and its subsidiaries, and to encourage stock ownership in the Company by such individuals and provide them with a means to acquire a proprietary interest in the Company.

Section 2 — DEFINITIONS

For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1                                 “Award” shall mean any Option or Stock Award granted to a Participant under the Plan.

2.2                                 “Award Agreement” shall mean a certificate of grant or, if there are promises required of the recipient of an Award, a written agreement, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award.

2.3                                 “Bank” shall mean Republic Bank & Trust Company and Republic Bank and Trust Company of Indiana.

2.4                                 “Board of Directors” shall mean the Board of Directors of the Company.

2.5                                 “Change of Control” of the Company shall mean (i) an event or series of events which have the effect of any “person” as such term is used in Section 13(d) and 14(d) of the Exchange Act, becoming the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company or the Bank representing a greater percentage of the combined voting power of the Company’s or Bank’s then outstanding stock, than the Trager Family Members as a group; (ii) an event or series of events which have the effect of decreasing the Trager Family Members’ percentage ownership of the combined voting power of the Company’s or Bank’s then outstanding stock to less than 25%; or (iii) the business of the Company or Bank is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise.  A Change in Control shall also be deemed to occur if (i) the Company or Bank enters into an agreement, the consummation of which would result in the occurrence of a Change in Control, (ii) any person (including the Company) publicly announces an intention to take or to consider taking actions which have consummated would constitute a Change in Control, (iii) the Board adopts a resolution to the effect that a potential Change in Control for purposes of this Plan has occurred.  For purposes of this paragraph, “Trager Family Member”

shall mean Bernard M. Trager, Jean S. Trager and any of their lineal descendants, and any corporation, partnership, limited liability company or trust the majority owners or beneficiaries of which are directly or indirectly through another entity, Bernard M. Trager, Jean S. Trager, or one or more of their lineal descendants, including specifically but without limitation, The Jaytee Properties Limited Partnership and TeeBank Family Limited Partnership.

2.6                                 “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

2.7                                 “Committee” shall mean (i) the entire Board of Directors with respect to Awards to Directors, (ii) a committee consisting of two or more members of the Board, each of whom is both a “non-employee director” and an “outside director”, with respect to Employee Awards to Named Executives or persons then subject to Section 16 of the Exchange Act (“Reporting Persons”), and (iii) with respect to all other Awards, the Chairman of the Board or Chief Executive Officer of the Company.  Until and unless another delegation is provided for in a Board action or the following committee does not meet the non-employee, outside director requirement of clause (ii) in the preceding sentence, the Committee with respect to Named Executive and Reporting Persons Awards shall be the Compensation/Human Resources Committee appointed by the Board of Directors.  For purposes of this Section, (A) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Code Section 162(m), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, was not an officer of the Company or an “affiliated corporation” at any time, and does not currently receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Code Section 162(m); and (B) “Non-Employee Director” means a Director of the Company who either (i) is not a current Employee or officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation.

2.8                                 “Company” shall mean Republic Bancorp, Inc.

2.9                                 “Director” shall mean a member of the Board of Directors of the Company or the Bank.

2.10                           “Disability” shall mean permanent disability within the meaning of Section 22(e)(3) of the Code.  The determination of the Committee or any question involving disability shall be conclusive and binding.

2.11                           “Employee” shall mean an employee of the Company or any of its Subsidiaries.

2.12                           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13                           “Fair Market Value” shall mean as of any date, the value of a share of Stock determined as follows:

(a)                                  If the Stock is listed on any established stock exchange or a national market system, including, without limitation, the National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, its Fair Market Value shall be the closing market price of the Stock as reported on the date of determination, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the determination, as quoted on such system or exchange, or the exchange with the greatest volume of trading in Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(b)                                 If the Stock is quoted on the Nasdaq System (but not on the National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(c)                                  In the absence of such markets for the Stock, the Fair Market Value shall be determined in good faith by the Committee, considering any and all information they determine relevant, including, without limitation, the valuation methods permitted in Treas. Reg. Section 20.2031-2 (estate tax regulations) or a third-party appraisal.

2.14                           “Grant Date” shall mean the date on which the Committee approves the grant of an Award pursuant to Section 4.3, or such later date as is determined and explicitly specified in an Award Agreement.

2.15                           “Incentive Stock Option” shall mean an option to purchase Stock granted under Section 6.2 of the Plan which is designated as an Incentive Stock Option and is intended to meet the requirements of Code Section 422.

2.16                           “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer), and any other person for whom executive compensation disclosure is required under the Exchange Act.  Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

2.17                           “Nonqualified Stock Option” shall mean an option to purchase Stock granted under Section 6.2 of the Plan which is not intended to be an Incentive Stock Option.

2.18                           “Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option.

2.19                           “Option Period” shall mean the period from the Grant Date to the date when an Option expires as stated in the terms of the Award Agreement.

2.20                           “Optionee” shall mean a Participant who has been granted an Option to purchase shares of Stock under the provisions of the Plan.

2.21                           “Participant” shall mean an Employee or Director who receives an Award under this Plan.

2.22                           “Plan” shall mean this Republic Bancorp, Inc. 2005 Stock Incentive Plan.

2.23                           “Stock” shall mean the Company’s Class A voting common stock of no par value.

2.24                           “Subsidiary” or “Subsidiaries” shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Code Section 424(f).

2.25                           “Termination of Employment” or “Service” shall be deemed to have occurred at the time and date that the Employee notifies, or is notified by the Company or Bank, that Employee’s employment will be terminating, even if not immediately effective.  With respect to a Director, it shall be deemed to occur on a Director’s cessation of service on the board of directors of both the Bank and the Company.   The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Company or a Subsidiary and the Employee. No termination shall be deemed to occur if (i) the Participant is a Director who becomes an Employee, or (ii) the Participant is an Employee who becomes a Director, except in the latter case Incentive Stock Options shall become Nonqualified Stock Options if not exercised within the time period following employment termination provided for in Section 7.

Section 3 — STOCK SUBJECT TO PLAN

3.1                                 AUTHORIZED STOCK.  Shares of Stock that may be issued under the Plan pursuant to the exercise or grant of Awards shall be 3,000,000 authorized but unissued or reacquired shares of Stock, subject to adjustment as provided in Section 3.3, and reduced by any shares reserved from time to time for issuance at distribution of amounts due to be paid in Stock under the Company’s Non-Employee Director and Key Employee Deferred Compensation Plan.  Any or all of such maximum number of shares may be used for Incentive Stock Options.  Upon approval by the Board of Directors, the Company may from time to time acquire shares of Stock on the open market upon such terms as it deems appropriate for reserve in connection with exercises hereunder.  Subject to adjustment as provided in Section 3, the maximum number of shares which may be subject to Options and Stock Awards granted to any one Employee under this Plan for any fiscal year of the Company shall be 300,000 shares.

3.2                                 EFFECT OF EXPIRATIONS.  If any Award expires, terminates, is cancelled or lapses without exercise, the Stock no longer subject to such Award shall again be available to be awarded under the Plan. If previously acquired shares of Stock are used to pay the exercise price of an Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered as payment of such exercise price.  If previously acquired shares of Stock are used to pay withholding taxes payable upon exercise, vesting or payment of an Award, or shares of Stock that would be acquired upon exercise, vesting or payment of an Award are withheld to pay withholding taxes payable upon exercise, vesting or payment of such Award, the number of shares available for grant of Awards under the Plan shall be increased by the number of shares delivered or withheld as payment of such withholding taxes.

3.3                                 ADJUSTMENTS IN AUTHORIZED SHARES.  In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number of shares of Stock or the kind of shares or securities an appropriate and proportionate adjustment shall be made in the number and kind of shares which may be delivered under the Plan, and in the number and kind of or price of share subject to outstanding Awards; provided that the number of shares subject to any Award shall always be a whole number.  Any adjustment of an Incentive Stock Option under this Section shall be made in such a manner so as not to constitute a “modification” within the meaning of Code Section 424(h), and adjustments on other Awards shall be made in a manner consistent with that Section, as if it applied to non-Incentive Stock Options as well.  If the Company shall at any time merge or consolidate with or into another corporation or association, each Participant will thereafter receive, upon the exercise of an Option or grant of an Award, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Option or grant of such Award would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Option or the grant of such Award.  A sale of all or substantially all the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes.

Section 4 — ADMINISTRATION

4.1                                 THE COMMITTEE.  The Plan shall be administered by the Committee.

4.2                                 AUTHORITY OF THE COMMITTEE.  Subject to the provisions of the Plan, the Committee shall have sole power to (i) construe and interpret the Plan; (ii) to establish, amend or waive rules and for its administration; (iii) to determine and accelerate the ability to exercise any Option; (iv) to correct inconsistencies in the Plan or in any Award Agreement, or any other instrument relating to an Award; and (v) subject to the provisions of Sections 8 and 10, to amend the terms and conditions of any outstanding Award, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan.  All constructions of this Plan shall be made in a manner the Committee believes consistent with Awards under the Plan not constituting “deferred compensation” within the meaning of Code Section 409A, and, with respect to Incentive Stock Options, consistent with the Code and Regulations governing the preservation of their tax treatment. Constructions, interpretations and rules for administration of the Plan by the entire Board shall take precedence over and control any construction or interpretation by the Committee, and the Board shall attempt to reconcile any such constructions, interpretations or administrative procedures that will have application to more than one class of Participant.

4.3                                 SELECTION OF PARTICIPANTS.  The Chairman of the Board of Directors or the CEO of the Company shall recommend the Employees or Directors to whom Awards should be granted and the number of shares of Stock subject to such Award, but the Committee shall have the sole authority to approve such grants, and such grants shall not be deemed made or the Fair Market Value of the underlying Options for their exercise price determined, until (i) written action is unanimously signed or (ii) a Committee resolution duly adopted at a meeting called in conformance with the rules governing the Committee’s operation, or (iii) where the authority to serve as the Committee rests with the Chairman or CEO, when any paper or electronic writing by one or both of them listing the material terms of the grants (i.e, at least the names of Participants and amount and type of shares to be granted to each), is delivered to another officer for purposes of directing the prompt preparation of Award Agreements using the Fair Market Value at the close of the market on the date of that Committee action.

4.4                                 DECISIONS BINDING.  All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and Subsidiaries, their shareholders, Participants and their estates and beneficiaries. The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

4.5                                 PROCEDURES OF THE COMMITTEE.  All determinations of the Committee shall be made by not less than a majority of its members present at a meeting (in person or otherwise) at which a quorum is present, or by unanimous written consent.  A majority of the entire Committee shall constitute a quorum for the transaction of business.  To the fullest extent permitted by law, no member of the Committee shall be liable, and the Company shall indemnify each Committee member, for any act or omission with respect to services on the Committee.  Service on the Committee shall constitute service as a director of the Company so that members of the Committee shall be entitled to indemnification and reimbursement for services on the Committee to the same extent as for services as directors of the Company.

4.6                                 AWARD AGREEMENTS.  Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by the Company and, to the extent promises of the Participant are a condition to effectiveness of a grant, by the Participant, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases.  Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such Agreements as amended or supplemented, as well as the terms of the original Award Agreement, are not inconsistent with the provisions of the Plan, including with Section 10 hereof.  An Employee who receives an Award under the Plan shall not, with respect to the Award, be deemed to have become a Participant, or to have any rights with respect to the Award, unless and until an Award Agreement has been executed and, in the case of Award Agreements requiring the Participant’s signature, delivered to the Company, and the Participant has otherwise complied with the applicable terms and conditions of the Award.  In no event shall an Option be issued or changed hereunder to allow its net value to be settled in cash rather than in Stock, or for an exercise price that is or may become less than the Fair Market Value of the Stock on the Grant Date.

4.7                                 ADMINISTRATION WITH RESPECT TO NAMED EXECUTIVES.  The per- share exercise price of an Option granted to a Named Executive of the Company shall, like all other Options hereunder, be no less than 100% of the Fair Market Value per share on the Grant Date and such Option shall thereby qualify as performance-based compensation under Code Section 162(m).  With respect to Stock Awards granted to Named Executives, the Plan may (but need not) be administered so as to permit such Options to qualify as performance-based compensation under Code Section 162(m) pursuant to Section 11.3 hereof.

Section 5 — ELIGIBILITY

Employees and Directors of the Company and its Subsidiaries who are expected by the Committee to contribute substantially to the growth and profitability of the Company and its Subsidiaries are eligible to receive Awards, except that the Committee may grant Incentive Stock Options only to Employees.

Section 6 — STOCK OPTIONS

6.1                                 OPTION GRANT.  Any Option granted to a Participant may be made either alone or in conjunction with any other type of Award which may be granted under the Plan.

6.2                                 OPTION PRICE.  The purchase price per share of Stock covered by an Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date.  An Incentive Stock Option granted to any Employee who, at the time the Option is granted, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or any Subsidiary, shall have an exercise price which is at least 110% of the Fair Market Value of the Stock subject to the Option on the Grant Date.

6.3                                 OPTION PERIOD.  The Option Period shall be determined by the Committee, but no Option shall be exercisable later than ten years from the Grant Date.  Notwithstanding the foregoing, in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time an Incentive Stock Option is granted, more than 10% of the total combined voting power of all classes of Stock of the Company or any Subsidiary, such Incentive Stock Option shall not be exercisable later than five years from the Grant Date.  No Option may be exercised at any time unless such Option is valid and outstanding as provided in the Plan.

6.4                                 LIMITATION ON AMOUNT OF INCENTIVE STOCK OPTIONS.  The aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which an Optionee’s Incentive Stock Options are exercisable for the first time during any calendar year (under this and all other stock option plans of the Company, any Subsidiary or any parent corporation) shall not exceed $100,000.  If Options or portions of Options become exercisable for the first time as a result of acceleration under Section 10.8 and cause this $100,000 limit to be exceeded, Options in excess of the limit shall be treated as a Nonqualified Stock Option for tax purposes, in accordance with the first-grant ordering rules of Treas. Reg. § 1.422-4.

Exercise of an Option in any manner shall result in a decrease in the number of Shares that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of shares as to which the Option is exercised.

6.5                                 NONTRANSFERABILITY OF OPTIONS.  No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during the Optionee’s lifetime, only by the Optionee.

Section 7 — EXERCISE OF STOCK OPTIONS

7.1                                 EXERCISABILTY.  An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance and will be conditioned on the Participant then being an Employee in good standing) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 7.

7.2                                 METHOD OF EXERCISE.  To exercise an Option, the Optionee or the other person(s) entitled to exercise the Option shall give written notice of exercise to the Committee, specifying the number of full shares to be purchased.  Such notice shall be accompanied either by payment in full in cash for the Stock being purchased plus, in the case of Nonqualified Stock Options, any required withholding tax as provided in Section 11.  If permitted by the Committee in the Award Agreement, payment in full or in part may by made in the form of Stock owned by the Optionee for at least 6 months (12 months in the case of Stock acquired by exercise of an Incentive Stock Options), determined based on the Fair Market Value of the Stock on the date the Option is exercised, evidenced by negotiable stock certificates registered either in the sole name of the Optionee or the names of the Optionee and spouse, or by any combination of cash or shares.  Notwithstanding the preceding sentence, any such right to exercise by delivery of already-owned stock shall be ineffective and void from its inception if such a right is deemed to be a feature allowing deferral of compensation within the meaning of Code Section 409A that would eliminate the Option’s status as exempt from the deferred compensation rules of that Code Section. No shares of Stock shall be issued unless the Optionee has fully complied with the provisions of this Section 7.2. An Option may not be exercised for a fraction of a share of Stock. Any surrender by a person subject to the reporting requirement of Section 16b of the Exchange Act of previously owned shares of Stock to satisfy tax withholding obligations arising upon exercise of this Option must comply with the applicable provisions of Rule 16b-3 under the Exchange Act.

7.3                                 TERMINATION OF EMPLOYMENT OR SERVICE.  After an Employee’s Termination of Employment, or a Director’s Termination of Service, an Option may not be exercised, except as may be specifically allowed in the applicable Award Agreement upon death or Disability or after a Change in Control, but in no event after the expiration date of the Option as specified in the applicable Award Agreement.  Except to the extent shorter periods are provided in the Award Agreement by the Committee, an Employee’s right to exercise an Option shall terminate at the earliest of:  (i) at the expiration of six months in the event of Termination of Employment or Service due to death or Disability; (ii) three months following Termination of Employment or Service if such termination occurs after the happening of a Change in Control, or

(iv) immediately upon Termination of Employment or Service in all other cases; or (iv) at the end of the Option Period. Any Option exercised after death may be exercised in full by the legal representative of the estate of the Participant or by the person or persons who acquire the right to exercise such Option by bequest or inheritance.

Section 8 — STOCK AWARDS

8.1                                 STOCK AWARD GRANT.  The Committee may grant shares of Stock to Employees or Directors with or without receipt of any payments therefor by the Participant, as additional compensation for services to the Company or its Subsidiaries (“Stock Award”).  Each Stock Award shall be evidenced by an Award Agreement setting forth the terms and conditions applicable to the Stock Award.

8.2                                 STOCK AWARD RESTRICTIONS.  The Committee will specify in an Award Agreement the manner in which a Stock Award will be transferable, and any other restrictions (including, without limitation, limitations on the right to vote or the right to receive dividends).  These restrictions may lapse separately or in combination at such time, and under such circumstances in such installments upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of grant.  The Committee may not retain the discretion to lengthen the restriction period, if such change in the restriction period would have the effect of delaying the date on which the Award ceases being subject to a “substantial risk of forfeiture” within the meaning of Sections 83(b) and 409A of the Code and therefore subject to Federal income tax.  Except as provided in an Award Agreement, the Participant will have immediate right of ownership with respect to the shares granted under the Stock Award, including the right to vote the shares and the right to receive dividends with respect to the shares.

8.3                                 FORFEITURE.  Except as otherwise determined by the Committee at the Grant Date, upon Termination of Employment or Service during the applicable restriction period or upon failure to satisfy a performance goal during the applicable restriction period, Stock Awards that are at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in the Award Agreement that restrictions on forfeiture will be waived in whole or in part in the event of Termination of Employment or Service on account of death or Disability, and, unless provided to the contrary in the Award Agreement, shall be waived upon a Change in Control.

8.4                                 STOCK CERTIFICATES.  Shares for Stock Awards shall be delivered to the Participant at the time of grant either by book-entry registration or by delivering to the Participant or a custodian or escrow agent (including, without limitation, the Company or one of its employees) designated by the Committee, a stock certificate or certificates registered in the name of the Participant. If the physical certificates representing Stock Awards are registered in the name of the Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions (if any) applicable to the Stock.

Section 9 — AMENDMENTS AND TERMINATION

9.1                                 AMENDMENTS AND TERMINATION.  The Board of Directors may terminate, suspend, amend or alter the Plan, but no action of the Board or the Committee may:

(a)                                  Impair or adversely affect the rights of a Participant under an Award theretofore granted, without the Participant’s consent;

(b)                                 Decrease the price of any Option to less than the option price on the date the Option was granted; or

(c)                                  Extend the exercise period of an Option beyond that originally stated at grant, unless and until the Committee determines that such extension does not constitute a deferral of compensation feature within the meaning of Code Section 409A.

(d)                                 Without the approval of the shareholders:

(i)                                     Increase the total amount of Stock which may be delivered under the Plan except as is provided in Section 3 of the Plan;

(ii)           Make any grants of Awards after any change in the granting corporation (for example, by assumption of the Plan by another corporation) or in the definition of Stock;

(iii)                               Extend the maximum Option Period;

(iv)                              Extend the period during which Awards may be granted, as specified in Section 13; or

(v)           Change the employees or classes of employees eligible to receive grants of Awards under the Plan.

9.2                                 CONDITIONS ON AWARDS.  In granting an Award, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Award is subject to the surrender or cancellation of any or all outstanding Awards held by the Participant.  Any new Award made under this Section may contain such terms and conditions as the Committee may determine.

9.3                                 SELECTIVE AMENDMENTS.  Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular Participants or classes of Participants.

Section 10 — GENERAL PROVISIONS

10.1                           UNFUNDED STATUS OF PLAN.  The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and shall not extend, with respect to any payments or property transfer not yet made to a Participant, any rights that are greater than those of a general creditor of the Company.

10.2                           TRANSFERS, LEAVES OF ABSENCE AND OTHER CHANGES IN SERVICE OR EMPLOYMENT STATUS.  For purposes of the Plan:  (i) a transfer of an Employee or Director from the Company to a Subsidiary, or vice versa, or from one Subsidiary to another; or (ii) a leave of absence, duly authorized in writing by the Company or a Subsidiary, for military service or sickness, or for any other purpose approved by the Company or a Subsidiary if the period of such leave does not exceed 90 days; or (iii) any leave of absence in excess of 90 days approved by the Company or Subsidiary then employing the Employee, shall not be deemed a Termination of Employment or Service.  The Committee, in its sole discretion subject to the terms of the Award Agreement, shall determine the disposition of all Awards made under the Plan in all cases involving any substantial change in employment or Director status other than as specified herein.

10.3                           DISTRIBUTION OF STOCK – SECURITIES RESTRICTIONS.  The Committee may require Participants receiving Stock pursuant to any Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment without a view to distribution thereof.  No shares of Stock shall be issued or transferred pursuant to an Award unless such issuance or transfer complies with all relevant provisions of law, including, but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (iii) requirements of any stock exchange upon which the Company’s shares may then be listed.  The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

10.4                           ASSIGNMENT PROHIBITED.  Subject to the provisions of the Plan and the Award Agreement, no Award shall be assigned, transferred, pledged or otherwise encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and such Awards shall be exercisable, during the Participant’s lifetime, only by the Participant.  Awards shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process.  Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Award contrary to the provisions of the Plan, or the levy of any process upon an Award, shall be null, void and without effect.

10.5                           OTHER COMPENSATION PLANS.  Nothing contained in the Plan shall prevent the Company or the Bank from adopting other compensation arrangements, subject to stockholder approval if such approval is required.

10.6                           AUTHORITY LIMITED TO COMMITTEE.  No person shall at any time have any right to receive an Award hereunder and no person shall have authority to enter into an agreement on behalf of the Company for the granting of an Award or to make any representation or warranty with respect thereto, except as granted by the Committee.  Participants shall have no rights in respect to any Award except as set forth in the Plan and the applicable Award Agreement.

10.7                           NO RIGHT TO EMPLOYMENT.  Neither the action of the Company in establishing the Plan, nor any action taken by it or by the Board of Directors or the Committee under the Plan or any Award Agreement, or any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Company or any Subsidiary.

10.8                           AFFECT OF CHANGE OF CONTROL ON ABILITY TO EXERCISE OR LAPSE OF RESTRICTIONS.   Unless otherwise provided to the contrary in an Award Agreement, in the event of a Change of Control, an Award granted under the Plan that has not expired or otherwise been forfeited shall become fully exercisable and all restrictions thereon (including those on Stock acquired upon exercise in Section 10.10) shall lapse whether or not otherwise vested at such time, and any Option so accelerated shall remain exercisable in full thereafter until it expires pursuant to its terms.

10.9                           NOT A SHAREHOLDER.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing Stock from a Stock Award or exercised Option, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Stock. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option or grant of a Stock Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

10.10                     RESTRICTION ON TRANSFER OF SHARES ACQUIRED FROM AN AWARD.  No Participant shall sell, assign, transfer or otherwise dispose of any Stock acquired by exercise of an Option or via a Stock Award (“Award Stock”) (a) for at least 12 months following the exercise of the Option (except in the case of Participant’s death or Disability if such event occurs sooner), (b) before 12 months following the lapse of all restrictions on a Stock Award, and (c) thereafter, in accordance with this Section 10.10.  Participant shall provide the Company in writing a notice (the “Transfer Notice”) setting Participant’s intent to transfer some portion, or all, of Participant’s Award Stock (the “Offered Shares”).  The Transfer Notice shall constitute an irrevocable offer to sell any or all of the Offered Shares to the Company.  If the Company does not accept such offer (or to the extent not accepted) and agree to buy some or all of the Offered Shares within 10 days after receipt of the Transfer Notice (the “Offer Date”), the Participant may at any time thereafter transfer the Offered Shares to any person or on the market on which the shares are then trading.  The Company shall make payment in cash for any Offered Shares that it purchases pursuant to this Section 10.10 within 10 days after the date when the Company delivers notice of its acceptance of the offer (the “Purchase Date”) at a price per share equal to the greater of the Fair Market Value of the Offered Shares (i) on the Purchase Date or (ii) on the Offer Date (the “Purchase Price”).  The Participant or personal representative of the Participant shall surrender certificates representing the offered Award Stock at the time the Company makes such payment.  The right of first refusal imposed by this Section 10.10 shall not apply to the transfer by operation of law to a deceased Participant’s personal representative or to persons who acquire the Award Stock by bequest or inheritance (the “Heir”), but shall apply to the Award Stock further transferred by that personal representative or Heir.  All Award Stock issued upon exercise or grant of an Award hereunder shall bear a legend notifying the holder thereof of the restrictions of this Section 10.10, which restrictions shall be removed upon the Participant’s compliance with the terms of this right of first refusal.

Section 11 — TAX MATTERS

11.1                           TAX WITHHOLDING.  All Employees shall make arrangements satisfactory to the Committee to pay to the Company, at the time of exercise in the case of a Nonqualified Stock Option or at the time restrictions lapse or at the Grant Date of a Stock Award to an Employee, as the Committee determines appropriate, any federal, state or local taxes required to be withheld with respect to such exercise, grant or lapse of an Award restriction.  If a Participant fails to make such tax payments as are required, the Company and its Subsidiaries may refuse to recognize the attempted exercise, grant or lapse of restriction, or may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to the Employee.

11.2                           SHARE WITHHOLDING.  If permitted by the Committee in an Award Agreement and subject to the Committee first determining that such a feature would not bring the Award within the definition of deferred compensation for purposes of Code Section 409A, the withholding obligation may be satisfied by the Company retaining shares of Stock with a Fair Market Value equal to the amount required to be withheld.

11.3                           CODE SECTION 162(m) PROVISIONS.  Notwithstanding any other provision of the Plan, if the Committee determines, at the time a Stock Award is granted to a Participant who is, or is likely to be as of the end of the tax year in which the Company would claim a tax deduction in connection with such Award, a Named Executive, then the Committee may provide that this Section 11.3 is applicable to such Award.

(a)                                  Performance Criteria.  If a Stock Award is subject to this Section 11.3, then the lapsing of restrictions thereon and the distribution of Stock pursuant thereto, shall be subject to the achievement of one or more objective performance goals established by the Committee, which shall be based on the attainment of specified levels of one of or any combination of the following “performance criteria” for the Company as a whole or any business unit of the Company, as reported or calculated by the Company:  (i) earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis); (ii) return on equity; (iii) return on assets; (iv) revenues; (v) expenses or expense levels; (vi) one or more operating ratios; (vii) stock price; (viii) stockholder return; (ix) market share; (x) cash flow; (xi) capital expenditures; (xii) net borrowing, debt leverage levels, credit quality or debt ratings; (xiii) the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; (xiv) net asset value per share; or (xv) economic value added (together, the “Performance Criteria”).  Such performance goals also may be based on the achievement of specified levels of Company performance (or performance of an applicable affiliate, division or business unit of the Company) under one or more of the Performance Criteria described above relative to the performance of other corporations. Such performance goals shall be set by the Committee over a specified performance period that shall not be shorter than one year and otherwise within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m), or any successor provision thereto, and the regulations thereunder. Requirements shall be established in writing by the Committee based on one or more performance goals as set forth in this Section 11.3 not later than 90 days after commencement of the performance period with respect to such

Award, provided that the outcome of the performance in respect of the goals remains substantially uncertain as of such time.

(b)                                 Adjustment Of Awards.  Notwithstanding any provision of the Plan to the contrary,  with respect to any Award that is subject to this Section 11.3, the Committee may adjust downwards, but not upwards, the amount payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance goals except in the case of the death or Disability of the Named Executive or upon a Change in Control.

11.4                           TAX REPORTS.  The Company of the Bank shall reflect the exercise of any Incentive Stock Option on an informational report as required by Code Section 6039 no later than January 31 of the year following exercise.  The compensation resulting from exercise of a Nonqualified Stock Option or a Stock Award by an Employee or former Employee, and related income and employment tax withholding related thereto, shall be reported on that Employee’s W-2 Form for the year of exercise or vesting (as the case may be) as required by the Code.

Section 12 — EFFECTIVE DATE OF PLAN

The Plan shall be effective on the date (the “Effective Date”) when the Board of Directors adopts the Plan (as certified by initials of the Company’s Secretary at the end of this Plan), subject to approval of the Plan by a majority of the total votes eligible to be cast at a meeting of shareholders following adoption of the Plan by the Board of Directors (as certified by the Company’s Secretary at the end of this Plan), which vote shall be taken within 12 months after the Effective Date; provided, however, that Awards may be granted before obtaining shareholder approval of the Plan, but any such Awards shall be contingent upon such shareholder approval being obtained and may not be exercised before such approval.

Section 13 — TERM OF PLAN

Unless terminated earlier by the Board of Directors, no Award shall be granted under the Plan more than ten years after the Effective Date as defined in Section 12.

Board Approval:	March 16, 2005 /s/ MAR

Shareholder Approval:	, 2005 [secretary to initial]

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☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.
	For	Withhold	For	Withhold		For	Withhold
01 - Bernard M. Trager	☐	☐	04 - Bill Petter ☐	☐	07 - Sandra Metts Snowden	☐	☐

02 - Steven E. Trager	☐	☐	05 - R. Wayne Stratton ☐	☐	08 Susan Stout Tamme	☐	☐

03 - A. Scott Trager	☐	☐	06 - Henry M. Altman, Jr. ☐	☐	09 - Charles E. Anderson	☐	☐

If no choice is specified, this proxy will be voted for the above-named nominees, and on other matters below in accordance with the recommendations of the Board of Directors, with the discretionary authority contained in the proxy statement.

B. Issues
The Board of Directors recommends a vote FOR items 2 and 3.
			For	Against	Abstain
2. To approve the Deferred Compensation Plan.			☐	☐	☐

3. To approve the 2005 Stock Incentive Plan.			☐	☐	☐

The Board of Directors recommends a vote AGAINST item 4.

4. To consider a shareholder proposal to exit short term consumer lending programs.			☐	☐	☐

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.

C.  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please date this proxy and sign your name exactly as it appears hereon.  Persons signing in a representative capacity, should indicate their capacity.  A proxy for shares held in joint ownership should be signed by both owners.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)
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